SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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ASHLAND INC.

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Ashland Inc.
8145 Blazer Drive Wilmington, DE 19808

December 11, 2023

Dear Ashland Inc. Stockholder:

On behalf of your Board of Directors and management, we are pleased to invite you to the 2024 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) of Ashland Inc. (“Ashland”). The Annual Meeting will be held online via live webcast, on Tuesday, January 23, 2024, at 10:30 a.m. (EST) to provide a consistent and convenient experience to all stockholders. To participate in the Annual Meeting, you must register at www.proxydocs.com/ASH before 10:00 a.m. (EST) on Tuesday, January 23, 2024. After completion of your registration by the registration deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) describes the business to be conducted at the Annual Meeting. Proxy cards are being solicited on behalf of the Board of Directors of Ashland (the “Board”). We have elected, where possible, to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet reduces the environmental impact of our Annual Meeting without limiting our stockholders’ access to important information about Ashland.

You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit your vote.

Your vote is extremely important no matter how many shares you own. If you have any questions or require any assistance with voting your shares, please contact Ashland’s proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive

3rd Floor

Bloomfield, NJ 07003

Toll-Free: 855-973-0095

Email: ASH@allianceadvisors.com

We appreciate your continued confidence in Ashland and look forward to your participation at the Annual Meeting.

Sincerely,

Guillermo Novo Chair & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

Ashland Inc., a Delaware corporation (“Ashland” or "Company"), will hold its Virtual Annual Meeting of Stockholders (“Annual Meeting”) on Tuesday, January 23, 2024, at 10:30 a.m. (EST). The Annual Meeting will be held online via live webcast for the purposes listed below:

Where:	Via a live webcast at www.proxydocs.com/ASH There is no physical location for the Annual Meeting

Items of Business:	(1)	To elect nine directors to hold office until the next annual meeting of stockholders and until each of their successors have been elected and qualified;

	(2)	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for fiscal 2024;

	(3)	To consider and vote upon a non-binding advisory resolution approving the compensation paid to the Company's named executive officers; and

	(4)	To consider any other business properly brought before the Annual Meeting.

Who Can Vote:	Only stockholders of record at the close of business on November 30, 2023 are entitled to vote at the Annual Meeting or any adjournment of that Annual Meeting.

You can vote in one of several ways:

Visit the website listed on your proxy card or Notice of Internet Availability of Proxy Materials to vote VIA THE INTERNET

Call the telephone number specified on your proxy card or visit the website on the Notice of Internet Availability of Proxy Materials to vote BY TELEPHONE

If you received paper copies of your proxy materials in the mail, sign, date and return your proxy card in the enclosed envelope provided to vote BY MAIL

If you are a participant in the Ashland Employee Savings Plan (“Employee Savings Plan”), the Ashland Union Employee Savings Plan (“Union Plan”) or the International Specialty Products Inc. 401(k) Plan (the “ISP Plan”), your vote will constitute voting instructions to Fidelity Management Trust Company, who serves as trustee of the Plans (“Trustee”), for the shares held in your account.

If you are a participant in the Employee Savings Plan, the Union Plan or the ISP Plan, then our proxy tabulator, Mediant Communications or its agent, must receive all voting instructions, whether given by telephone, over the Internet or by mail, before 5:00 p.m. (EST) on Friday, January 19, 2024.

By Order of the Board of Directors,

ROBIN E. LAMPKIN
Senior Vice President, General Counsel and Secretary

Wilmington, Delaware

December 11, 2023

PROXY STATEMENT SUMMARY

This proxy summary does not contain all the information that you should consider. You should read the entire Proxy Statement carefully before voting. For more complete information regarding Ashland's fiscal 2023 performance, please review the Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Annual Meeting Information

Date:	January 23, 2024
Time:	10:30 a.m. (EST)
Place:	Via a live webcast at www.proxydocs.com/ASH There is no physical location for the Annual Meeting
Record Date:	November 30, 2023

Items to be Voted On

Stockholders are being asked to vote on the following proposals at the Annual Meeting:

Proposals		Board Recommendation	Page Reference
Proposal 1:	To elect nine directors to hold office until the next annual meeting of stockholders and until each of their successors have been elected and qualified.	FOR all director nominees	17
Proposal 2:	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for fiscal 2024.	FOR
Proposal 3:	To consider and vote upon a non-binding advisory resolution approving the compensation paid to the Company's named executive officers.	FOR

We will also consider and act upon such other business as may be properly brought before the Annual Meeting.

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CORPORATE GOVERNANCE

Board Leadership Structure

The Board's leadership structure consists of a combined role of Chair of the Board and Chief Executive Officer, and a Lead Independent Director. The Board believes that combining the positions of Chair and Chief Executive Officer provides clarity of leadership and is in the best interests of Ashland and its stockholders at this time. The Chair of the Board sets agendas for, and presides over, Board meetings and stockholder meetings. In addition, each Board committee is led by a chair, and similarly, the Board committee chairs set agendas for, and preside over, the meetings and executive sessions held by their respective committees.

The Lead Independent Director is an independent director appointed annually by the Governance and Nominating Committee (the “G&N Committee”) and approved by the Board. The appointment of a Lead Independent Director provides balance to the combined role of the Chair of the Board and Chief Executive Officer. The Board believes that the use of a Lead Independent Director provides appropriate independent oversight of management. Independent oversight has been further assured by having only one member of management on the Board. The non-employee directors regularly meet in executive session at Board meetings.

Guillermo Novo, currently holds the combined role of Chair of the Board and Chief Executive Officer. The role of Lead Independent Director is currently held by Dr. Jay Ihlenfeld; however, as Dr. Ihlenfeld is not standing for reelection at the Annual Meeting, a new Lead Independent Director will be appointed by the G&N Committee and approved by the Board after the Annual Meeting.

In addition to the duties of all Board members, the Lead Independent Director:

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Coordinates with the Chair of the Board to determine the appropriate schedule of meetings;
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Places any item he or she determines is appropriate on the Board’s agenda;
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Directs that specific materials be included in Board mailings and works with the G&N Committee, as appropriate, to assess the quality, quantity and timeliness of the flow of information from management to the Board;
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Directs the retention of consultants and advisors to report directly to the Board;
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Coordinates with the G&N Committee to oversee compliance with Ashland’s Corporate Governance Guidelines and to recommend appropriate revisions thereto;
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Coordinates and develops the agenda for, and moderates executive sessions of, the Board’s independent directors and acts as principal liaison between the independent directors and the Chair of the Board and Chief Executive Officer on sensitive matters; and
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Works with the G&N Committee to recommend the membership of the various Board Committees and Committee Chairs.

Board Committees

The Board currently has four standing committees: Audit Committee; Compensation Committee; Environmental, Health, Safety & Quality Committee (“EHS&Q Committee”); and Governance & Nominating Committee. All Committees are currently composed entirely of independent directors. Listed below is the current membership of each of the four standing committees:

Audit Committee	Compensation Committee	Environmental, Health, Safety and Quality Committee	Governance and Nominating Committee
Brendan M. Cummins	Steven D. Bishop	Steven D. Bishop	Suzan F. Harrison
Wetteny Joseph	Brendan M. Cummins(1)	Jay V. Ihlenfeld	Jay V. Ihlenfeld
Susan L. Main(1)	Suzan F. Harrison	Wetteny Joseph	Susan L. Main
Jerome A. Peribere	Sergio Pedreiro	Janice J. Teal(1)	Jerome A. Peribere(1)
Sergio Pedreiro	Janice J. Teal
(1)
Chair

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Following are descriptions of the primary responsibilities of each committee and the number of meetings held during fiscal 2023. Each committee’s charter is available on Ashland’s website (http://investor.ashland.com).

Audit Committee	Number of Meetings in Fiscal 2023: 8

Summary of Responsibilities

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Oversees Ashland’s financial reporting process, including earnings releases and the filing of financial reports.
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Reviews management’s implementation and maintenance of adequate systems of internal accounting and financial controls (including internal control over financial reporting).
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Evaluates Environmental, Social and Governance (“ESG”) disclosures and confirms ESG framework and standards, and disclosure control systems.
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Evaluates the independence and performance of the independent auditors, who report directly to the Audit Committee.
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Selects independent auditors based on qualification and independence and approves audit fees and services performed by independent auditors.
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Reviews the effectiveness of Ashland’s legal and regulatory compliance programs.
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Discusses the overall scope and plans for audits with both internal and independent auditors.
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Reviews and investigates any matters pertaining to the integrity of executive management and oversees compliance by management with laws, regulations and the global code of conduct.
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Establishes and maintains procedures for handling complaints regarding accounting and auditing matters.
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Reviews and oversees Ashland’s capital allocation framework, including prioritization, significant decisions and risk considerations relating to Ashland’s financial resources, capital structure and investments and uses of cash.
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Reviews Ashland’s enterprise risk assessment and risk management policies, including Ashland’s major enterprise and financial risk exposures and steps taken by management to monitor and mitigate such exposures.
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Evaluates and recommends actions regarding significant financial issues such as capital structure, dividend policy, offerings of corporate securities, major borrowings, credit facilities, derivatives and swaps policies (including entry into swaps in reliance on the end-user exception), past audits of capital investments, capital projects, commercial commitments and merger, acquisition and divestiture activities.
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Oversees funding and investment policy related to employee benefit plans.
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Reviews performance and operation of internal audit, including the head of internal audit, and reviews adverse audit reports.
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Reviews the Company’s information and cyber security risks and programs.

Compensation Committee	Number of Meetings in Fiscal 2023: 5

Summary of Responsibilities

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Ensures Ashland’s executive compensation programs are appropriately competitive, supports organizational objectives and stockholder interests and emphasizes pay for performance linkage.
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Evaluates and approves compensation and sets performance criteria for compensation programs with respect to Ashland’s Chief Executive Officer.
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Evaluates and approves compensation and sets performance criteria for compensation programs for all executive officers subject to Section 16 of the Exchange Act.
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Oversees the execution of Chief Executive Officer and senior management development and succession plans, including HR-related business continuity plans.
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Approves any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements and/or any other special or supplemental benefits covering any current or former executive officer.
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Adopts, amends, terminates and performs other design functions for Ashland’s benefit plans.
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Oversees the implementation and administration of Ashland’s compensation plans.
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Monitors and evaluates Ashland’s compensation and benefits structure, providing guidance on philosophy, policy matters and excessive risk taking (including Committee specific ESG related activities).
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Oversees regulatory compliance on compensation matters, including Ashland’s policies on structuring compliance programs to preserve tax deductibility.
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Oversees the preparation of the annual report on executive compensation.
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Oversees the retention of compensation consultants, independent legal counsel or other advisors and determines independence of the same.
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Oversee progress on talent, pay equity, inclusion and diversity

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Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal 2023 were Steven D. Bishop, Brendan M. Cummins (Chair), Janice J. Teal, Steven D. Bishop, Suzan F. Harrison and Sergio Pedreiro. There were no impermissible interlocks or inside directors on the Compensation Committee.

Environmental, Health, Safety and Quality Committee	Number of Meetings in Fiscal 2023: 4

Summary of Responsibilities

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Oversees and reviews Ashland’s environmental, health and safety (“EHS”), quality, environmental ESG and compliance policies, programs, practices and audits and any issues, as well as competitors’ activities and industry best practices.
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Oversees and reviews EHS regulatory trends, including Ashland’s overall compliance, remediation and sustainability efforts.
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Oversees and reviews product safety and quality trends, issues and concerns which affect or could affect Ashland’s product safety or quality practices, including Ashland’s overall efforts related to product safety and quality and environmental ESG.
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Oversees, reviews and receives updates on Ashland’s policies regarding environmental, health, safety and quality compliance and business continuity risks.
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Reports to the Board concerning implementation of EHS, quality and environmental ESG compliance policies and assists the Board in assuring Ashland’s compliance with those policies.
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Reviews and approves EHS and environmental ESG performance targets

Governance and Nominating Committee	Number of Meetings in Fiscal 2023: 5

Summary of Responsibilities

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Recommends nominees for the Board of Directors and its Committees.
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Reviews suggested potential candidates for the Board.
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Recommends desirable size and composition of the Board and its Committees.
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Recommends to the Board programs and procedures relating to director compensation, evaluation, retention and resignation.
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Reviews corporate governance guidelines, corporate charters and proposed amendments to Ashland’s Certificate of Incorporation and By-laws.
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Reviews transactions pursuant to the Related Person Transaction Policy.
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Assists the Board in ensuring the Board’s independence as it exercises its corporate governance and oversight roles.
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Oversees the evaluation of the Board, exercises oversight of Ashland’s ESG activities and monitors Ashland’s external ESG communication strategy, including Ashland ESG report.
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Reviews the process for succession planning for the executive management of Ashland.
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Reviews all Committee charters.
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Reviews and makes recommendations to address stockholder proposals.
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Oversees the administration of the equity plans and awards, solely with respect to non-employee directors.

Board Effectiveness

Meetings, Attendance and Executive Sessions

Directors are expected to attend all meetings of the Board and of the committees on which they serve. In addition, Ashland has a policy and practice of strongly encouraging all directors to attend the Annual Meeting. During fiscal 2023, 8 meetings of the Board were held. Each incumbent director attended at least 75% of the total meetings of the Board and the Committees on which he or she served. Overall attendance at Board and Committee meetings was 98%. A majority of Ashland’s then current directors were present at the Annual Meeting held on January 24, 2023.The independent directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. The Audit and Compensation Committees of the Board meet in executive session during every regular committee meeting. Other Board committees meet in executive session at the discretion of the committee members.

Director Orientation and Continuing Education

New directors are required to participate in an orientation program within a reasonable time after being elected to serve as a director. The orientation program includes background materials and meetings with senior management on subjects that would assist them in discharging their duties as directors. All directors are encouraged to stay abreast of developing trends applicable to Ashland's business

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and specific to service as a director. Directors may be expected to participate in continuing educational programs relating to Ashland’s business, corporate governance or other issues pertaining to their directorships in order to maintain the necessary level of expertise to perform their responsibilities as directors. Ashland also provides all directors with membership in the National Association of Corporate Directors.

Annual Board Performance Evaluations

The Board is committed to continuous improvement and uses annual self-evaluations to determine whether it and its committees are functioning effectively. The G&N Committee receives comments from all directors and reports to the Board with an annual assessment of the Board’s performance. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas in which the Board or management believes that the Board or any of its committees could improve.

Board’s Role of Risk Oversight

The Board has oversight responsibility with respect to Ashland’s risk management processes. This includes working with management to determine and assess the Company’s philosophy and strategy towards risk management and mitigation. Management is responsible for the day-to-day management of risk, and they report periodically to the Board and to specific committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy.

While the Board maintains the ultimate oversight responsibility for risk management, each of the various committees of the Board has been assigned responsibility for risk management oversight of specific areas. In particular, the Audit Committee maintains responsibility for overseeing risks related to Ashland’s financial reporting, audit process, internal controls over financial reporting and disclosure controls and procedures and for the global ethics and compliance program. The Audit Committee has oversight responsibility related to Ashland’s key financial risks. Additionally, the Audit Committee has responsibility for reviewing and assisting the Board in its oversight of the Company’s capital allocation framework, including prioritization, significant decisions and risk considerations relating to the Company’s financial resources, capital structure and investments and uses of cash. In addition, the Audit Committee has primary responsibility for overseeing risks related to data protection and cybersecurity. The EHS&Q Committee assists the Board in fulfilling its oversight responsibility with respect to environmental, health, safety, product compliance and business continuity risks. In setting compensation, the Compensation Committee monitors and evaluates the compensation and benefits structure of the Company, including providing guidance on philosophy and policy matters and excessive risk-taking. Finally, the G&N Committee conducts an annual review of nominees to the Board and is charged with developing and recommending to the Board corporate governance principles and policies and Board Committee structure, leadership and membership.

Director Independence and Certain Relationships

The Board has adopted Director Independence Standards (“Standards”) to assist in its determination of director independence. To qualify as independent under these Standards, the Board must affirmatively determine that a director has no material relationship with Ashland, other than as a director.

Pursuant to the Standards, Ashland’s Board undertakes an annual review of director independence. During this review, the Board considers relationships and transactions between, on the one hand, each director or nominee, any member of his or her immediate family, and his or her affiliates, and on the other hand, Ashland and its subsidiaries and affiliates. As provided for in the Standards, the purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the director or nominee is independent.

As a result of the annual director independence review, Ashland's Board affirmatively determined that Messrs. Bishop, Chattopadhyay, Cummins, Joseph, Pedreiro, Peribere, and Dr. Ihlenfeld, and Mses. Harrison, Main and Dr. Teal are each independent of Ashland and its affiliates. Mr. Novo, Ashland’s Chief Executive Officer and Chair of the Board, is the only director determined not to be independent of Ashland. In addition, the Board has affirmatively determined that all members of the Audit Committee, Compensation Committee and G&N Committee are independent under SEC rules and the applicable listing standards of the NYSE.

In the normal course of business, Ashland has transactions with other corporations where certain Ashland directors serve as executive officers. The following relationship between Ashland and the director-affiliated entity is not material pursuant to the Standards, and the transaction is not a “Related Person Transaction,” as defined in the Related Person Transaction Policy:

Wetteny Joseph, a director of Ashland, currently serves as the Chief Financial Officer of Zoetis, Inc. (“Zoetis”). During fiscal 2023, Zoetis paid approximately $367,000 to Ashland for certain products and/or services.

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There are no material proceedings to which any director, director nominee or executive officer of Ashland is a party adverse to Ashland or any of its subsidiaries or has a material interest adverse to Ashland or any of its subsidiaries.

There are no family relationships between any director of Ashland, executive officer of Ashland or person nominated or chosen to become a director or executive officer of Ashland.

Related Person Transaction Policy

Federal securities laws require Ashland to describe any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which (i) Ashland was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. There have been no transactions since October 1, 2022, nor are there any currently proposed transactions, in which (i) Ashland was or is to be a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any related person had or will have a direct or indirect material interest. Ashland is also required to describe its policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to Ashland’s written Related Person Transaction Policy (“Policy”), the G&N Committee is responsible for reviewing the material facts of any transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) Ashland is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between Ashland and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interests, are also subject to review under the Policy.

Under the Policy, Ashland’s directors and executive officers are required to identify annually, and on an as-needed basis, potential transactions with related persons or their firms that meet the criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a Related Person Transaction subject to the Policy. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N Committee, the Chair of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board.

Under the Policy and consistent with SEC regulations, certain transactions are not Related Person Transactions, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

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Compensation to a director or executive officer which is or will be disclosed in Ashland’s proxy statement;
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Compensation to an executive officer which is approved by the Compensation Committee and would have been disclosed in Ashland’s proxy statement if the executive officer was a “named executive officer”;
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A transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;
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A transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and
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A transaction in which the related person’s interest arises solely from the ownership of Ashland Common Stock and all stockholders receive the same benefit on a pro rata basis.

Communication with Directors

The Board has established a process by which stockholders and other interested parties may communicate with the Board. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to the Lead Independent Director in care of the General Counsel of Ashland, 8145 Blazer Drive, Wilmington, DE 19808. Communications directed to the Lead Independent Director will be reviewed by the General Counsel and distributed to the Lead Independent Director as well as to other individual directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the correspondence.

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Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the Lead Independent Director, although all communications directed to the Board will be available to any director upon request.

Stockholder Recommendations for Directors

The G&N Committee considers director candidates recommended by other directors, employees and stockholders, and is authorized, at its discretion, to engage a professional search firm to identify and suggest director candidates. Written suggestions for director candidates should be sent via registered, certified or express mail to the Secretary of Ashland at 8145 Blazer Drive, Wilmington, DE 19808. Such suggestions should be received no later than September 1, 2024, to be considered by the G&N Committee for inclusion as a director nominee for the 2025 Annual Meeting. Suggestions for director candidates should include all information required by Ashland’s By-laws and any other relevant information, as to the proposed candidate. The G&N Committee selects each director nominee based on the nominee’s skills, achievements and experience. The G&N Committee will review all director candidates in accordance with its charter and Ashland’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with criteria approved by the Board. The G&N Committee shall select individuals as director nominees who exhibit the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who shall be most effective in serving the interests of Ashland’s stockholders. Additionally, the G&N Committee shall seek director candidates who exhibit the following personal and professional qualifications: (1) significant experience in the chemical industry; (2) product or process innovation experience; (3) international business expertise; (4) diverse experience in policy-making in business, government, education and/or technology, or in areas that are relevant to Ashland’s global business and strategy; (5) an inquisitive and objective nature, practical wisdom and mature judgment; and (6) the ability to work with Ashland’s existing directors and management. Individuals recommended by stockholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means.

Stockholder Nominations of Directors

Director Nominations for Inclusion in Proxy Statement (Proxy Access)

Ashland’s By-Laws permit a stockholder, or a group of up to 20 stockholders, that has owned at least 3% of Ashland’s common stock for at least the past three years to nominate and include in the annual meeting proxy materials directors constituting the greater of (a) two individuals, and (b) 20% of the Board (a “Stockholder Nominee”). Stockholders interested in nominating a Stockholder Nominee must submit the information required by Section 3.16 of Ashland’s By-Laws on a timely basis. Notice of a Stockholder Nominee for the 2025 Annual Meeting must be received by the Secretary of Ashland not earlier than the close of business on September 25, 2024, or later than October 25, 2024. Any such notice must meet the requirements set forth in our By-Laws.

Ashland’s By-Laws provide that any such nomination must be received by the Secretary of Ashland not earlier than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting, or not later than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting. However, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the Nominating Shareholder to be timely must be so delivered or received not earlier than 120 days prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting, and the 10th day following the day on which public announcement of the date of such meeting is first made.

Other Director Nominations

Ashland’s By-Laws also require advance notice for director nominations that are not submitted for inclusion in the proxy statement. In order for a stockholder to nominate a director at an annual meeting who is not otherwise nominated by the G&N Committee, Ashland’s By-laws require that the stockholder must give written notice (as specified below) to the Secretary of Ashland not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Public disclosure may include a press release or be in a public filing with the SEC. The notice must contain the following information:

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as to each stockholder proposing a nominee and any Stockholder Associated Person (as defined below),
i.
the class or series and number of shares of stock directly or indirectly held of record and beneficially by the stockholder proposing such business or Stockholder Associated Person;
ii.
the date such shares of stock were acquired;
iii.
a description of any agreement, arrangement or understanding, direct or indirect, with respect to such business between or among the stockholder proposing such business, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing;
iv.
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of such stockholder’s notice by, or on behalf of, the stockholder proposing such business

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or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder proposing such business or any Stockholder Associated Person with respect to shares of stock of Ashland (a “Derivative”);
v.
a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the stockholder proposing such business or Stockholder Associated Person has a right to vote any shares of stock of Ashland;
vi.
any rights to dividends on the stock of Ashland owned beneficially by the stockholder proposing such business or Stockholder Associated Person that are separated or separable from the underlying stock of Ashland;
vii.
any proportionate interest in stock of Ashland or Derivatives held, directly or indirectly, by a general or limited partnership in which the stockholder proposing such business or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and
viii.
any performance-related fees (other than an asset-based fee) that the stockholder proposing such business or Stockholder Associated Person is entitled to, based on any increase or decrease in the value of stock of Ashland or Derivatives thereof, if any, as of the date of such notice (sections (i) through (viii), the “Stockholder Information”);

•
as to each stockholder proposing such nominee, the name and address of (i) any other beneficial owner of stock of Ashland that are owned by such stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the stockholder or such beneficial owner (each, a “Stockholder Associated Person”);
•
the name and address of each stockholder proposing such nominee, as they appear on Ashland’s books;
•
the name and address of the person or persons to be nominated;
•
a representation that the stockholder is a holder of record of stock of Ashland entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting;
•
a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and any Stockholder Associated Person or any of their respective affiliates or associates or other parties with whom they are acting in concert, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and each nominee were a director or executive of such registrant;
•
such other information regarding each nominee proposed by such stockholder and Stockholder Associated Persons as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board and a completed signed questionnaire, representation and agreement required by Section 3.02(c) of Ashland’s By-laws;
•
a representation as to whether such stockholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of Ashland’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination;
•
a representation that the stockholder shall provide any other information reasonably requested by Ashland; and
•
the executed written consent of each nominee to serve as a director of Ashland if so elected.

The chair of any meeting of stockholders to elect directors and Ashland’s Board may refuse to acknowledge any nomination that is not made in compliance with the procedure described above or if the stockholder fails to comply with the representations set forth in the notice.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines in furtherance of its continuing efforts to enhance its corporate governance. These guidelines provide the framework for the Board’s governance of Ashland and include a general description of the Board’s purpose, director qualification standards, retirement and resignation policies and other responsibilities. The Corporate Governance Guidelines require that at least two-thirds of Ashland’s directors be independent, as defined in the Standards, which incorporate the independence requirements of the SEC rules and the listing standards of the NYSE. A copy of our current Corporate Governance Guidelines is published on Ashland’s website (http://investor.ashland.com) and are also available in print at no cost to any stockholder who requests them.

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Global Code of Conduct

Ashland requires compliance with its global code of conduct which applies to all of Ashland’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The global code of conduct promotes honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the code and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC. Ashland intends to post any amendments or waivers of the code (to the extent applicable to Ashland’s directors and executive officers) on Ashland’s website or in a Current Report on Form 8-K. A copy of our current Global Code of Conduct is published on Ashland’s website (http://investor.ashland.com) and are also available in print at no cost to any stockholder who requests them.

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DIRECTOR COMPENSATION

Ashland’s non-employee director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our stockholders. The G&N Committee reviews the director compensation program on an annual basis and recommends proposed changes for approval by the Board. As part of this review, the G&N Committee considers the significant amount of time expended, and the skill level required, by each non-employee director in fulfilling his or her duties on the Board, each director’s role and involvement on the Board and its committees and the market compensation practices and levels of our peer companies.

2023 Annual Non-Employee Director Compensation Program

Annual Cash Retainer

The following table sets forth the annual cash retainers for the Board and the additional cash retainers paid to the Lead Independent Director and committee chairs under the 2023 non-employee director compensation program:

Committee Role	Annually
Director Retainer	$100,000
Lead Independent Director	$35,000
Audit Committee Chair	$20,000
All Other Committee Chairs	$15,000

Non-employee directors who make an election to defer part or all of any annual cash retainer may have the deferred amounts held as common stock units (share equivalents) in a hypothetical Ashland Common Stock Fund or invested under the other available investment options under the Directors’ Deferral Plan. The payout of the amounts deferred occurs upon termination of service by the director. Directors may elect to receive the payout in a single lump sum or in installments not to exceed 15 years. Upon a “change in control” of Ashland (as defined in the Directors’ Deferral Plan), deferred amounts in the directors’ deferral accounts will be distributed pursuant to each director’s election and valued at the time of the distribution.

Restricted Stock Units

Under the 2023 non-employee director compensation program, directors receive an annual grant of restricted stock units which may be voluntarily deferred in the Directors’ Deferral Plan with a grant date value of $150,000 (pro-rated as applicable for less than a full year of service). The restricted stock units vest one year after date of grant.

Dividends on restricted stock units are reinvested in additional restricted stock units. Upon a “change in control” of Ashland, the restricted stock units immediately vest. Effective as of November 13, 2022, pursuant to an amendment to the Directors’ Deferral Plan, directors can elect to defer their shares into the Director Share Deferral Plan. All restricted stock units will be paid in stock after the director terminates from service. In addition, following such amendment, restricted stock units will be granted under the stockholder approved Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan, or applicable successor plan, rather than the Directors’ Deferral Plan.

Mr. Cummins, as a non-U.S. resident, is not eligible to participate in the Directors’ Deferral Plan. Therefore, he received an annual award of restricted stock units directly, which may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of: (i) retirement from the Board of Directors, (ii) death or disability, (iii) a 50% change in the beneficial ownership of Ashland or (iv) voluntary early retirement to enter governmental service. His annual award will continue to be granted directly (and not through deferral).

Stock Ownership Guidelines for Directors

The Board of Directors considers Ashland Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Ashland’s future and aligns their interests with those of Ashland’s other stockholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors which require each director to own Ashland Common Stock having a value of at least five times his or her base annual cash retainer of $100,000. Each newly elected director has five years from the year elected to reach this ownership level.

As of September 30, 2023, each of Ashland’s current non-employee directors who are currently required to meet the minimum stock ownership guidelines had attained the minimum stock ownership levels. Mr. Joseph joined the Board in January 2021 and will not be required to meet the minimum stock ownership guidelines until January 2026. Mr. Bishop and Ms. Harrison, who each joined the Board in July 2022, will not be required to meet the minimum stock ownership guidelines until July 2027. Mr. Pedreiro, who joined the Board in

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July 2023, will not be required to meet the minimum stock ownership guidelines until July 2028. Mr. Chattopadhyay, who joined the Board in November 2023, will not be required to meet the minimum stock ownership guidelines until November 2028.

2023 Director Compensation Table

The following table provides the compensation paid to Ashland’s non-employee directors for fiscal 2023, other than Mr. Chattopadhyay who joined the Board in November 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Steven D. Bishop	100,000	149,945	-	249,945
William Dempsey(3)	35,417	-	-	35,417
Brendan M. Cummins	115,000	149,945	-	264,945
Suzan F. Harrison	100,000	149,945	-	249,945
Jay V. Ihlenfeld	135,000	149,945	-	284,945
Wetteny Joseph	100,000	149,945	-	249,945
Susan L. Main	120,000	149,945	-	269,945
Sergio Pedreiro(4)	25,000	74,999	-	99,999
Jerome A. Peribere	111,250	149,945	-	261,195
Ricky Sandler(3)	31,667	-	-	31,667
Janice J. Teal	115,000	149,945	-	264,945

(1)
For fiscal 2023 Mr. Joseph, Dr. Teal, Ms. Harrison and Mr. Bishop each elected to defer all of their fees into the Directors’ Deferral Plan.
(2)
The values represent the aggregate grant date fair value of restricted stock unit awards granted in fiscal 2023 computed in accordance with FASB ASC Topic 718. These restricted stock unit awards do not require assumptions in computing their grant date fair value under generally accepted accounting principles. The number of restricted stock unit awards received is rounded down to the nearest whole share. Other than Mr. Pedreiro, each continuing non-employee director received a grant of 1,365 restricted stock units of Ashland Common Stock in the Directors’ Stock Plan on January 24, 2023. The grant date fair value per share of each restricted stock unit was $109.85 per share of Ashland Common Stock.

Mr. Pedreiro received a pro-rated grant of 859 restricted stock units rounded down to the nearest whole share of Ashland Common Stock in the Directors’ Stock Plan on July 1, 2023. The grant date fair value per share of each restricted stock unit was $87.31 per share of Ashland

Common Stock.

(3)
Messrs. Dempsey and Sandler did not stand for reelection at the Annual Meeting on January 24, 2023.
(4)
Mr. Pedreiro received a prorated fee based on his date of appointment (July 1, 2023)

The following table identifies the aggregate number of unvested stock awards for each non-employee director outstanding as of September 30, 2023, other than Mr. Chattopadhyay who joined the Board in November 2023.

Name	Shares of Restricted Ashland Common Stock (#)	Unvested Restricted Stock Units of Ashland Common Stock (#)(1)
Steven D. Bishop	1,922	1,365
Brendan M. Cummins	-	24,593
Suzan F. Harrison	1,922	1,365
Jay V. Ihlenfeld	13,062	1,365
Susan L. Main	11,312	1,365
Wetteny Joseph	3,919	1,365
Sergio Pedreiro	863	863
Jerome A. Peribere	10,415	1,365
Janice J. Teal	22,831	1,365

(1)
Includes credit for reinvested dividends allocated since the grant date for all directors. For all directors other than Mr. Cummins, the restricted stock units vest one year after date of grant. Mr. Cummins’ restricted stock units vest as described above.

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DIRECTOR NOMINEES

Set forth below are the biographies of our director nominees up for election at the Annual Meeting:

STEVEN D. BISHOP
Principal Occupation: Former Chief Executive Officer, Procter & Gamble Consumer Health Care Director Since: 2022 Age: 59 Independent: Yes

Professional Experience:

Mr. Bishop previously served as the Chief Executive Officer of Procter & Gamble Consumer Health Care from 2019 until his retirement in February 2022. Mr. Bishop also served as Group President from 2015 to 2018.

Education:

Mr. Bishop holds a B.S. in Agricultural Economics from Purdue University.

Other Company Boards:

Mr. Bishop currently serves on the Advisory Committee of Cultivate (MD) Capital Accelerator Fund, GP, LLC, a medical device and technology venture capital fund, and on the Board of Directors of Strados Labs, a medical device and technology company.

Director Qualifications:

As the former Chief Executive Officer of Procter & Gamble Consumer Health Care, Mr. Bishop brings significant experience in leading large complex global businesses. He has extensive experience in global P&L management, and has strong skills in strategy development, innovation, marketing and brand management, operations, and organization development across varying countries and cultures.

Ashland Board Committees:

•
Compensation Committee
•
Environmental, Health, Safety and Quality Committee

SANAT CHATTOPADHYAY
Principal Occupation: Executive Vice President of Merck & Co. Director Since: 2023 Age: 64 Independent: Yes

Professional Experience:

Mr. Chattopadhyay currently serves as the Executive Vice President of Merck & Co. (NYSE: MRK), a global biopharmaceutical company and President of its manufacturing division, a position he has held since 2016, and previously served as the Senior Vice President of Operations from 2009 to 2016. Prior to his positions at Merck, Mr. Chattopadhyay served in various senior executive roles at Wyeth Pharmaceuticals.

Education:

Mr. Chattopadhyay holds a postgraduate degree in Industrial Engineering from the National Institute of Industrial Engineering and a Bachelor of Science in Chemical Engineering from Jadavpur University, Kolkata, India.

Other Company Boards:

Mr. Chattopadhyay has served on the board of MSD Wellcome Trust Hilleman Laboratories since 2011 and currently serves as Chairman of the board, a position he has held since 2022. He is also a member of the Remuneration & Compensation Committee. Mr. Chattopadhyay has served as a director of U.S.- India Strategic Partnership Forum since 2019 and has been a member of the USA India Chamber of Commerce since 2016.

Director Qualifications:

Mr. Chattopadhyay brings over forty years of significant experience as a leading key executive of large complex global businesses in Pharmaceuticals. Mr. Chattopadhyay has extensive experience & knowledge in global supply chain management, strategy & organization development, innovation, marketing and brand management, talent acquisition, P&L management, M&A, R&D and regulatory matters.

Ashland Board Committees:

•
Governance and Nominating Committee
•
Environmental, Health, Safety and Quality Committee

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SUZAN F. HARRISON
Principal Occupation: Former President of Colgate-Palmolive Global Oral Care Director Since: 2022 Age: 66 Independent: Yes

Professional Experience:

Ms. Harrison has held a variety of leadership positions at Colgate-Palmolive Company, the most recent being President of Global Oral Care until 2019. Prior to that, she was President of Hill’s Pet Nutrition Inc. North America. Before that, she served as Vice President, Marketing, for Colgate U.S., and Vice President and General Manager of Colgate Oral Pharmaceuticals, North America and Europe.

Education:

Ms. Harrison earned her MBA from the Stern School of Business and her BS from Binghamton University.

Other Company Boards:

Ms. Harrison joined Archer-Daniels-Midland Company’s board of directors in May 2017 and serves as chair of its sustainability and corporate responsibility committee as well as a member of the audit committee. She joined the Westrock Company board in January of 2020 and serves on the audit and nominating & corporate governance committees.

Non-Profit Boards:

Ms. Harrison has received numerous awards over her career including Ad Age’s ‘Women to Watch’, YWCA Women Achiever Award, and the Foundation of Excellence Award in Corporate Leadership Award from the NY State Dental Association.

Director Qualifications:

Ms. Harrison’s operating experience at Colgate-Palmolive Company combined with her global perspective, and passion for sustainability make her an excellent candidate for the Ashland board.

Ashland Board Committees:

•
Compensation Committee
•
Governance and Nominating Committee

WETTENY JOSEPH
Principal Occupation: Executive Vice President and Chief Financial Officer of Zoetis, Inc. Director Since: 2021 Age: 51 Independent: Yes

Professional Experience:

Mr. Joseph has served as the Executive Vice President and Chief Financial Officer of Zoetis, Inc., an American drug company and the world’s largest producer of medicines and vaccinations for pets and livestock since June 2021. Prior to that, Mr. Joseph held various leadership positions within Catalent from 2008 to 2021, including Senior Vice President and Chief Financial Officer between 2018 and 2021, President, Clinical Supply Services from 2015 to 2018, and Vice President, Finance in various capacities from 2008 to 2012.

Education:

Mr. Joseph holds a Bachelor of Science degree and a Master of Accounting degree both from Florida Atlantic University.

Director Qualifications:

As the Executive Vice President and Chief Financial Officer of Zoetis, Mr. Joseph brings significant management and life sciences industry experience to the Board, as well as knowledge in the areas of public company finance, accounting, business strategy, business operations, and international operations.

The Board has affirmatively determined that Mr. Joseph meets the qualifications of an “audit committee financial expert” under the applicable SEC rules and regulations.

Ashland Board Committees:

•
Audit Committee
•
Environmental, Health, Safety and Quality Committee

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SUSAN L. MAIN
Principal Occupation: Former Senior Vice President and Chief Financial Officer of Teledyne Technologies Incorporated Director Since: 2017 Age: 65 Independent: Yes

Professional Experience:

Ms. Main served as the Senior Vice President and Chief Financial Officer of Teledyne Technologies Incorporated, a leading provider of advanced technology and high reliability products for the aerospace and defense, factory automation, air and water quality environmental monitoring, electronics design and development, oceanographic research, deepwater oil and gas exploration and production, medical imaging and pharmaceutical research markets, from 2012 to 2023. Prior to that, she was Vice President and Controller of Teledyne, a position she held for eight years. From 1999 to 2004, Ms. Main served as Vice President and Controller for Water Pik Technologies, Inc. She also held numerous financial roles at the former Allegheny Teledyne Incorporated in its government, industrial and commercial segments.

Education:

Ms. Main holds a Bachelor of Arts degree in Business Administration, with an emphasis in Accounting, from California State University, Fullerton.

Other Company Boards:

Ms. Main joined the board of directors of Allegion PLC in September 2023 and currently serves as a member of the Audit and Finance, Compensation and Human Capital, and Corporate Governance and Nominating Committees. Ms. Main previously served as a director of Garrett Motion Inc. from October 2018 to April 2021.

Director Qualifications:

As the former Senior Vice President and Chief Financial Officer of a public company, Ms. Main brings significant management and public company financial experience and knowledge to the Board in the areas of finance, accounting, operations, risk oversight and corporate governance. She also brings experience gained from service on the board of directors of another public company.

The Board has affirmatively determined that Ms. Main meets the qualifications of an “audit committee financial expert” under the applicable SEC rules and regulations.

Ashland Board Committees:

•
Audit Committee (Chair)
•
Governance and Nominating Committee

GUILLERMO NOVO
Principal Occupation: Chair of the Board and Chief Executive Officer of Ashland Inc. Director Since: 2019 Age: 61 Independent: No

Professional Experience:

Mr. Novo recently served as the President and Chief Executive Officer of Versum Materials, Inc., and was a member of the board of directors. Previously, Mr. Novo served as Executive Vice President, Materials Technologies of Air Products and Chemicals, Inc. (“Air Products”) since October 2014. He joined Air Products in September 2012 as Senior Vice President Electronics, Performance Materials, Strategy and Technology. Prior to joining Air Products, Mr. Novo was employed by the Dow Chemical Company where he most recently served as group vice president, Dow Coating Materials, a large specialty chemicals business. He began his career in 1986 with Rohm and Haas Company (which merged with Dow in 2009) and over the next 24 years progressed through a variety of commercial, marketing, and general management positions, living in South America, the United States and Asia. In 1998, Mr. Novo was named a vice president at Rohm and Haas, and in 2006 he became a corporate officer and one of five group executives on the corporate leadership team responsible for driving the overall strategy for the company.

Education:

Mr. Novo holds a Bachelor of Science degree in industrial engineering from the University of Central Florida and a Masters of Business Administration degree from the University of Michigan.

Other Company Boards:

Mr. Novo joined the board of directors of PPG Industries, Inc. in February 2021 and currently serves on the Audit and Compensation Committees. Mr. Novo has served as a director of Ashland’s Board since May 22, 2019, serving on the Audit Committee until October 8, 2019 and on the Environmental, Health, Safety and Quality Committee until December 31, 2019. Within the past five years, Mr. Novo also served as a director of Versum Materials, Inc. and Bemis Company, where he served on the Compensation and Nominating and Governance committees.

Director Qualifications:

As the Chair and Chief Executive Officer of Ashland and as the former President and Chief Executive Officer of Versum Materials, Inc., a leading electronic materials company, Mr. Novo brings over thirty years of leadership experience in the specialty materials and specialty chemicals industries. With his public company and leadership roles, he brings significant experience and knowledge to the Board in the areas of business strategy, business operations, manufacturing, safety, management, finance, accounting, risk oversight and corporate governance. Mr. Novo also brings substantial experience gained from service on the board of directors of other public companies

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SERGIO PEDREIRO
Principal Occupation: Former Chief Operating Officer, Revlon, former Chief Financial Officer, Coty, and Former CEO of Estre Ambiental S.A. Director Since: 2023 Age: 58 Independent: Yes

Professional Experience:

Mr. Pedreiro served as the Chief Operating Officer of Revlon from January 2020 to November 2020. Prior to that, Mr. Pedreiro served as the Chief Executive Officer of Estre Ambiental S.A. from 2015 to 2019. Mr. Pedreiro also served as the Chief Financial Officer of Coty Former from 2009 to 2014.

Education:

Mr. Pedreiro received his Bachelor of Science. in Aeronautical Engineering from Instituto Tecnológico de Aeronáutica (ITA) in Brazil, and also holds an M.B.A. degree from Stanford University.

Other Company Boards:

Mr. Pedreiro has served on the board of directors of Eve Air Mobility (NYSE: EVEX) a subsidiary of Embraer focused on advancing urban air mobility based on electric vertical-take-off-and landing vehicles (eVTOLs), since May 2022, and has also served on the board of directors of Grupo Algar, a Brazilian regional telecom incumbent, since April 2021. Mr. Pedreiro serves as Chair of the Audit Committee for both companies. Mr. Pedreiro previously served on the board of directors of Estre Ambiental S.A. from January 2012 to March 2021.

Director Qualifications:

Mr. Pedreiro has more than 20 years of experience in executive positions in international finance and business administration including as the former Chief Operation Officer of Revlon, the former Chief Financial Officer of Coty, and the former Chief Financial Officer of ALL – America Latina Logistica.

The Board has affirmatively determined that Mr. Pedreiro meets the qualifications of an “audit committee financial expert” under the applicable SEC rules and regulations.

Ashland Board Committees:

•
Audit Committee
•
Compensation Committee

JEROME A. PERIBERE
Principal Occupation: Former President and Chief Executive Officer of Sealed Air Corporation Director Since: 2018 Age: 69 Independent: Yes

Professional Experience:

Mr. Peribere served as the President and Chief Executive Officer of Sealed Air Corporation from March 2013 until his retirement in December 2017. Prior to that, Mr. Peribere served as the President and Chief Operating Officer of Sealed Air. Prior to joining Sealed Air, Mr. Peribere worked at The Dow Chemical Company from 1977 to 2012. Mr. Peribere served in multiple managerial roles with Dow, most recently as Executive Vice President of Dow and President and Chief Executive Officer, Dow Advanced Materials, a unit of Dow, from 2010 through August 2012.

Education:

Mr. Peribere holds a degree in business economics and finance from the Institut D’Etudes Politiques in Paris, France.

Other Company Boards:

Mr. Peribere is a director of Xylem Inc. where he chairs the Nominating and Governance Committee. Mr. Peribere previously served as a director of Sealed Air and BMO Financial Corporation.

Director Qualifications:

As the former President and Chief Executive Officer of Sealed Air and former Executive Vice President of Dow and President and Chief Executive Officer of Dow Advanced Materials, Mr. Peribere brings significant management and chemical industry experience and knowledge to the Board in the areas of finance, international business operations, safety, environmental compliance, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of other public companies.

The Board has affirmatively determined that Mr. Peribere meets the qualifications of an “audit committee financial expert” under the applicable SEC rules and regulations.

Ashland Board Committees:

•
Governance and Nominating Committee (Chair)
•
Audit Committee

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JANICE J. TEAL
Principal Occupation: Former Group Vice President and Chief Scientific Officer for Avon Products Inc. Director Since: 2012 Age: 71 Independent: Yes

Professional Experience:

Dr. Teal served as the Group Vice President and Chief Scientific Officer for Avon Products Inc., a direct seller of beauty and related products, from January 1999 to May 2010. Prior to that position, Dr. Teal served as Vice President of the Avon Skin Care Laboratories, where she led the bioscience research and skin care teams.

Education:

Dr. Teal holds a doctorate degree and a Master of Science degree in pharmacology from Emory University Medical School, a pharmacy degree from Mercer University and was a post-doctoral fellow at the New York University Medical Center Institute of Environmental Medicine.

Director Qualifications:

As former Group Vice President and Chief Scientific Officer of a leading personal care company, Dr. Teal brings significant scientific and personal care industry experience and knowledge to the Board in the areas of research and development, marketing, safety and risk oversight. She also brings significant experience gained from service on the board of directors of another public chemical company.

Ashland Board Committees:

•
Environmental, Health, Safety and Quality Committee (Chair)
•
Compensation Committee

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DIRECTOR DIVERSITY AND TENURE

The following matrix provides the diversity and years of tenure of the members of our director nominees.

	Bishop	Chattopadhyay	Harrison	Joseph	Main	Novo	Pedreiro	Peribere	Teal
RACE/ETHNICITY
Black				•
Asian/Pacific Islander		••
White/Caucasian	•		•		•			•	•
Hispanic/Latino						•	•
Native American
GENDER
Male	•	•		•		•	•	•
Female			•		•				•
TENURE
	1	—	1	2	6	4	—	5	11

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PROPOSAL ONE

ELECTION OF DIRECTORS

Overview

Stockholders are being asked to elect nine directors. The nine individuals nominated by the Board for election as directors at the 2024 Annual Meeting are Steven D. Bishop, Sanat Chattopadhyay, Suzan F. Harrison, Wetteny Joseph, Susan L. Main, Guillermo Novo, Sergio Pedreiro, Jerome A. Peribere and Janice J. Teal. Each of the director nominees satisfies the independence criteria set forth in the corporate governance standards of the New York Stock Exchange, other than Mr. Novo, Ashland’s Chairman and Chief Executive Officer.

Required Vote

As provided under Article V of Ashland’s Certificate of Incorporation, the affirmative vote of a majority of votes cast with respect to each director nominee will be required for the nominee to be elected. A majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. Abstentions and broker non-votes will not be counted as votes cast either for or against the nominees and will have no effect on the election of nominees.

Pursuant to Ashland’s Certificate of Incorporation, any nominee who is serving as a director at the time of an uncontested election who fails to receive a greater number of votes “for” his or her election than votes “against” his or her election shall submit an offer to resign from the Board no later than two weeks after the certification of the stockholder vote. Pursuant to the Board of Directors’ resignation policy in Ashland’s Corporate Governance Guidelines (published on Ashland’s website (http://investor.ashland.com)), the Board will decide, through a process managed by the G&N Committee, whether to accept the resignation within 90 days following the date of the stockholder meeting. The Company will then promptly disclose the Board’s decision and reasons therefor. As a condition to his or her nomination, each person nominated by the G&N Committee must agree in advance to abide by the policy. All nine of your Board’s director nominees have agreed to abide by the policy.

If you submit a validly executed proxy card or voting instruction form but do not specify how you want to vote your shares with respect to the election of directors, then your shares will be voted in line with the Board’s recommendation with respect to the proposal, i.e., FOR the nine nominees proposed by your Board and named in this Proxy Statement. Should any of your Board’s nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies named on your proxy card may vote for a replacement nominee recommended by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. At this time, the Board knows of no reason why any of the Board’s nominees would not be able to serve as a director if elected.

The Board of Directors unanimously recommends a vote FOR the election of all director nominees.

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EXECUTIVE OFFICERS

The following narratives summarize the business experience over at least the last five years of Ashland's current executive officers,

other than Mr. Novo. whose business experience is described above in the “Director Nominees” section on page 11.

Eric N. Boni, Vice President, Finance and Principal Accounting Officer, Age: 54

Mr. Boni has served as Vice President, Finance and Principal Accounting Officer of Ashland since January 2020.

Previously, Mr. Boni served as Vice President, Finance from January 2019 to January 2020 and Vice President, Finance and Treasurer from September 2016 to January 2019.

Mr. Boni received a bachelor’s degree in finance from Miami (Ohio) University and an MBA in finance and decision and information systems from Indiana University.

Karl Bostaph, Senior Vice President Operations, Age: 58

Mr. Bostaph has served as Senior Vice President Operations since August 2023. Previously, Mr. Bostaph served as Vice President Manufacturing & Engineering from November 2018 to July 2023.

Mr. Bostaph is a graduate of the University of Pittsburgh with degrees in Chemistry and Chemical Engineering.

Min Chong, Senior Vice President and General Manager, Personal Care and Specialty Additives, Age: 52

Mr. Chong has served as Senior Vice President and General Manager, Personal Care and Specialty Additives, since August 2023. Previously, Mr. Chong served as Senior Vice President and General Manager, Specialty Additives and Intermediates from January 2020 to August 2023. Prior to that, Mr. Chong served as Senior Vice President and General Manager, Crosslinkers at Evonik Industries AG/ADR from January 2017 to December 2019.

Mr. Chong holds a bachelor’s degree in chemical engineering from Carnegie Mellon Pittsburgh and an MBA at Lehigh University.

Eileen Drury, Senior Vice President and Chief Human Resources Officer, Age: 55

Ms. Drury has served as Senior Vice President and Chief Human Resources Officer of Ashland since November 2021. Previously, Ms. Drury held multiple leadership roles at Ashland, including Vice President Human Resources from August 2020 to November 2021 and Director, Human Resources from April 2019 to August 2020. Ms. Drury also served as an HR Business Partner for various groups within Ashland from 2011 to 2019.

Mr. Drury holds a Master of Arts in Business Administration and Management and a Bachelor of Arts from Fairleigh Dickinson University.

Ashok Kalyana, Senior Vice President and General Manager, Life Sciences and Intermediates, Age: 51

Mr. Kalyana has served as Senior Vice President and General Manager, Life Sciences and Intermediates since August 2023. Previously, Mr. Kalyana served as Senior Vice President and General Manager, Life Sciences from January 2020 to August 2023. Prior to that, Mr. Kalyana served as Vice President Business Development and Commercial, APAC at Tate & Lyle Asia Pacific PTE LTD from August 2019 to January 2020. Mr. Kalyana also served as APAC Business Director, Coatings from November 2015 to July 2019 and Global Marketing Director, Coatings from January 2014 to November 2015 at Dow Chemical Co.

Mr. Kalyana graduated from Osmania University in Hyderabad, India as a Chemical Engineer. He later obtained his Master of Science in Chemical Engineering from Florida State University and an MBA from University of Virginia’s Darden School of Business.

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Robin E. Lampkin, Senior Vice President, General Counsel and Secretary, Age: 60

Ms. Lampkin has served as Senior Vice President, General Counsel and Secretary of Ashland since August 2023. Previously, Ms. Lampkin served as Vice President, Associate General Counsel, Chief Compliance Officer from January 2021 to August 2023. Ms. Lampkin joined Ashland in 1991 and has held various roles throughout her 32-year tenure including tort litigation and global environmental regulatory and remediation.

Ms. Lampkin holds a Bachelor of Arts in Criminology and a Juris Doctorate from Ohio State University.

James Minicucci, Senior Vice President Strategy, Mergers and Acquisitions, and Portfolio Management, Age: 41

Mr. Minicucci has served as Senior Vice President Strategy, Mergers and Acquisitions, and Portfolio Management of Ashland since May 2023. Previously, Mr. Minicucci served as the Senior Vice President and Global Head Specialty Gases at MERCK KGaA, Darmstadt, Germany from October 2019 to May 2023. Prior to that he served as Vice President and General Manager of Process Materials, Asia at Versum Materials from October 2016 to October 2019.

Mr. Minicucci holds a Bachelor of Science and a Master of Science degree in Chemical Engineering from Northeastern University.

Dr. Osama M. Musa, Senior Vice President and Chief Technology Officer, Age: 55

Dr. Musa has served as Senior Vice President of Ashland since 2018 and Chief Technology Officer since 2016.

Dr. Musa earned a Ph.D. in organic chemistry from Wayne State University, where he also completed a post-doctoral fellowship. In addition, he received an M.S. in macromolecular chemistry from the University of Detroit Mercy, an M.S. degree in heterocyclic organic chemistry from the University of Jordan, and a B.S. in chemistry from Yarmouk University in Jordan.

J. Kevin Willis, Senior Vice President and Chief Financial Officer, Age: 58

Mr. Willis has served as Senior Vice President and Chief Financial Officer of Ashland since May 2013.

Mr. Willis earned a bachelor’s degree in accounting from Eastern Kentucky University and an MBA from the Kellogg School of Management at Northwestern University.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our executive compensation philosophy and programs and the compensation decisions made by the Compensation Committee under those programs. This CD&A focuses on the compensation of our named executive officers (“NEOs”) for fiscal 2023, who were:

Name	Title
Guillermo Novo	Chair and Chief Executive Officer (“CEO”)
J. Kevin Willis	Senior Vice President and Chief Financial Officer (“CFO”)
Osama M. Musa	Senior Vice President and Chief Technology Officer
Min S. Chong	Senior Vice President and GM, Personal Care and Specialty Additives
Ashok Kalyana	Senior Vice President and GM Life Sciences and Intermediates
Xiao Lan Wang(1)	Former, Senior Vice President and GM Personal Care

(1) In connection with a corporate reorganization, Ms. Wang was separated from the Company on August 25, 2023.

Fiscal Year 2023 Performance Highlights

In fiscal 2023, Ashland continued to experience a difficult operating environment. Markets did not recover to the levels initially anticipated at the beginning of the year and our full-year results reflected the widely discussed short-to-medium-term industry and macroeconomic challenges (including economic volatility, political instability and more) faced by Ashland’s commercial segments particularly within the industrial sector, which led to customer destocking, a decline in volume and sales, increased costs, and a decrease in EBITDA. Despite these challenges, the Ashland team successfully maintained prices and managed through market fluctuations, economic volatility, political instability and proactively took actions to manage production and reduce inventory levels, and drive stronger free cash flow generation versus the prior fiscal year.

As a result, Ashland did not achieve its desired performance outcomes for the fiscal year 2023 annual incentive plan or for long-term performance grants with performance periods ending in 2023, with significantly reduced incentives earned under these programs. These outcomes reflect our Compensation Committee’s commitment to designing an executive compensation program that aligns NEO compensation with Company performance and results for our stockholders.

Key strategic developments and accomplishments during fiscal 2023 include:

•
Introduction of five new technology platforms to enhance organic growth opportunities.
•
Submission of targets to the SBTi (Science Based Targets Initiative) to align Ashland’s operations with the Paris Climate Accord to limit global temperature rise to 1.5°C above preindustrial levels. Targets will include a reduction in Ashland’s scope 1, 2, and 3 greenhouse gas emissions.
•
Improved total preventable recordable rate for safety to 0.39 incidents per 100 full time workers during the year.
•
Repurchased a total of $300 million of Ashland stock (3.1 million shares) under the 2022 Stock Repurchase Program. On June 28, 2023, Ashland's board of directors authorized a new evergreen $1 billion common share repurchase program (the “2023 Stock Repurchase Program”). The new authorization terminates and replaces the company's 2022 stock repurchase program. As of September 30, 2023, $1 billion remained available for repurchase under the 2023 Stock Repurchase Program.
•
Increased quarterly dividend by 15% in May and implemented a new dividend policy targeting an annual dividend payout ratio of approximately 30 percent of adjusted income from continuing operations.
•
Maintained year-end net debt leverage of 2.0x with no long-term debt maturities for three years.

Key financial results for fiscal 2023 include:

•
Operating income of $172 million in 2023 compared to $333 million in 2022.
•
Income from continuing operations of $168 million in 2023 compared to $181 million in 2022.
•
Net income of $178 million in 2023 compared to $927 million in 2022. Fiscal 2022 includes a $726 million gain associated with the sale of the Performance Adhesives business.
•
Adjusted EBITDA of $459 million in 2023 compared to $590 million in 2022.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and are reconciled to net income/loss in Appendix A.

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Fiscal Year 2023 Financial Results

(In millions) $	2023	2022	2021
Sales
Life Science	$869	$815	$737
Personal Care	598	678	592
Specialty Additives	600	719	655
Intermediates	185	256	178
Intersegment sales	(61)	(77)	(51)
	$2,191	$2,391	$2,111
Operating Income (Loss)
Life Sciences	$172	$155	$130
Personal Care	52	102	73
Specialty Additives	10	103	61
Intermediates	50	87	35
Unallocated and other	(112)	(114)	(107)
	$172	$333	$192
EBITDA(1)
Life Sciences	$241	$218	$194
Personal Care	137	186	154
Specialty Additives	86	184	146
Intermediates	63	100	48
Unallocated and other	(112)	(114)	(106)
	$415	$574	$436
Adjusted EBITDA(1)
Life Sciences	$247	$218	$195
Personal Care	137	186	161
Specialty Additives	94	185	158
Intermediates	63	100	48
Unallocated and other	(82)	(99)	(67)
	$459	$590	$495

(1)
EBITDA and Adjusted EBITDA are non-GAAP financial measures and are reconciled to net income for Ashland and operating income for each business unit in Appendix A.

Ashland's Compensation Philosophy

Our executive compensation program is designed to create a pay-for-performance culture by aligning compensation to the achievement of our financial and strategic objectives and our stockholders’ interests. We strive to provide our NEOs with a compensation package that is aligned with our Compensation Peer Group (as defined below), with the expectation, based on a comparison to executives in the Compensation Peer Group and a review of other competitive market information, that above-target performance will result in above-median pay and below-target performance will result in below-median pay. The Compensation Committee annually reviews the base salaries and the annual and long-term target incentive opportunities of our NEOs to determine whether these programs competitively reward our NEOs for their services.

The primary objectives of our executive compensation program and the guiding principles for setting and awarding executive compensation are to:

Align the interests of management with our stockholders

To closely align the interests of management with the interests of our stockholders, a significant portion of each executive’s compensation is equity-based and is linked to building long-term stockholder value through the achievement of Ashland's financial and strategic objectives.

Provide incentive compensation that promotes desired behavior without encouraging unnecessary and excessive risk

Incentive compensation should help drive business strategy. The compensation program should encourage both the desired results and the right behaviors. It should help drive business strategy and strike a balance between short-term and long-term performance, while incorporating risk-mitigating design features so that unnecessary or excessive risk is not encouraged.

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Attract, retain and motivate executive talent by providing competitive levels of salary and targeted total pay

Compensation should be competitive with those organizations with which we compete for top talent and attract and retain executive officers with the skills, experience and motivation to achieve stated Company objectives.

Integrate with our performance management process of goal-setting and formal evaluation	Target-level goals should be aligned with the annual operating plan and be considered stretch yet achievable, based on an annual assessment of business conditions for the performance period.

Compensation Governance Practices

Our Compensation Committee intends to compensate our NEOs consistent with the objectives and design principles previously outlined. We have adopted the following compensation practices, which are intended to promote strong corporate governance and alignment with stockholder interests:

Independence of Committee Members

The Compensation Committee members satisfy both the NYSE’s general independence standards for directors as well as its heightened standards for service on a Compensation Committee, are “non-employee directors” under SEC rules and satisfy the requirements of an “outside director” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”).

Independent Compensation Consultant	The Compensation Committee retains and annually reviews the independence of its compensation consultant.
Annual Risk Assessment

The Compensation Committee conducts an annual risk assessment of our executives, management, and designs plans and programs to ensure they are aligned with our compensation philosophy and do not encourage excessive risk taking.

Compensation at Risk	We grant a high percentage of at-risk compensation. We believe this is essential to creating a pay-for-performance culture.
Stock Ownership Guidelines

Our guidelines require executive officers to maintain an amount of equity equal to a multiple of base salary: (i) five times base salary for the CEO and (ii) three times base salary for all other Section 16 officers. Each officer is expected to achieve compliance with the guidelines by the fifth anniversary of the executive officer’s appointment.

Clawback Policy

Our Board of Directors has adopted a clawback policy in accordance with the rules of the New York Stock Exchange requirements, to recoup “excess” incentive compensation, if any, earned by current and former executive officers during a three year look back period in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the securities laws (with no fault required).

Anti-Hedging and Pledging Policy	We prohibit our executive officers from hedging or pledging Ashland securities.
“Double triggers” in Change in Control Agreements and Salary Continuation Plan

The NEOs and other executive officers do not receive change in control cash severance unless their employment is terminated without cause (or by the executive for good reason) within a specified period following a change in control.

No Tax Gross-Ups on Change in Control Benefits	The NEOs and other executive officers are not entitled to tax gross ups in the event their change in control benefits are subject to “golden parachute” excise taxes under Section 280G of the Code.
Equity Incentive Compensation Plan Best Practices

Our Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan includes many best practices for equity compensation programs, such as minimum vesting periods and the absence of single-trigger vesting.

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Elements of Compensation and Link to Company Performance

Primary Compensation Elements

We provide both fixed (salary) and variable (cash and equity incentive) compensation to our NEOs. The following table sets forth information regarding each of the three core elements of compensation for our NEOs in 2023, including a description of each element.

Compensation Element	Description
Base Salary	Fixed cash compensation based on each executive officer’s role, responsibilities, competitive market positioning, and individual performance.
Annual Incentive

Annual performance-based incentive cash compensation with target award amounts for each executive officer. Actual bonus amounts may be lower than target based on the achievement of certain Company performance goals and individual performance.

Long-Term Incentive	Long-term incentives delivered through a blend of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”).

The majority of our NEOs’ compensation is performance-based and not guaranteed. The following table summarizes the key elements of our executive compensation program and describes why each element is provided:

	Base Salary	Annual Incentive	PSUs	RSUs
Recipient	All NEOs

When Granted / Received or Reviewed	Reviewed annually	Annually for prior year performance	First quarter annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis		Long-term emphasis

Performance Period	Ongoing	1 Year	3 Years

How Payout is Determined	Compensation Committee judgment based on review of market and other factors	Formulaic; Compensation Committee verifies performance before payout	Formulaic; Compensation Committee verifies performance before payout	Stock price on vest date

Most Recent Performance Measure	N/A	Adjusted EBITDA and Innovation Revenue(1) with an EHS/ safety modifier	Return on Net Assets (“RONA”) and relative Total Shareholder Return (“RTSR”)	Stock price appreciation

What is Incentivized	Balance against excessive risk taking	Deliver on annual strategic objectives	Deliver on long-term strategic objectives; outperform peers	Balance against excessive risk-taking and retention
(1)
Adjusted EBITDA and Innovation Revenue (new product sales), in each case, as used for purposes of our Annual Incentive Plan, and Adjusted RONA, as used for purposes of our Long-Term Incentive Performance Plan, are non-GAAP measures. Other than Adjusted RONA, a reconciliation of these measures to results in accordance with GAAP can be found in Appendix A. Adjusted RONA is a non-GAAP measure and will be reconciled when the long-term incentive performance plan is scored.

Overall Pay Mix

As illustrated in the charts below, we place a significant emphasis on performance-based compensation (annual and long-term) so that a substantial percentage of each NEO’s total direct target compensation is contingent on the successful achievement of our financial and strategic goals, in accordance with our compensation philosophy.

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Total Direct Compensation Mix

Fiscal Year 2023 Compensation Structure Decisions

Our Compensation Committee reviews the base salaries and the annual and long-term target opportunities of our NEOs annually to determine whether these programs competitively reward our NEOs for their services based on a comparison to executives in the Compensation Peer Group and a review of other competitive market information.

Base Salary

The Compensation Committee considers each NEO’s experience, proficiency, performance and potential to impact future business results, the NEO’s behavior measured against key competencies and corporate values and competitiveness in the market, in making base salary decisions.

The Compensation Committee also reviewed the market data provided by its independent compensation consultant, Meridian Compensation Partners, in connection with the compensation recommendations submitted by Mr. Novo for each NEO other than himself. The Compensation Committee increased the base salaries of the NEOs to recognize their contributions and/or further position them closer to the median of our peer group.

Base salaries, effective January 2023, were as follows:

NEO	2022 Base Salary ($)	2023 Base Salary ($)	Change (%)
Guillermo Novo	1,095,630	1,128,500	3.0
J. Kevin Willis	611,910	630,270	3.0
Osama M. Musa	494,596	509,430	3.0
Min S. Chong(1)	429,660	447,280	4.1
Ashok Kalyana(2)	419,430	436,630	4.1
Xiao Lan Wang	424,000	441,380	4.1

(1)
Mr. Chong’s base salary was not adjusted in fiscal 2023 in connection with Mr. Chong’s additional responsibility to oversee the management of the Company’s Personal Care business unit; however, the Company expects to adjust Mr. Chong’s base salary in fiscal 2024 accordingly.

(2)
Mr. Kalyana’s base salary was not adjusted in fiscal 2023 in connection with Mr. Kalyana’s additional responsibility to oversee the management of the Company’s Intermediaries business unit; however, the Company expects to adjust Mr. Kalyana’s base salary in fiscal 2024 accordingly.

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Annual and Long-Term Incentive Target Opportunities

Each year, the Compensation Committee reviews the annual and long-term incentive target opportunities to ensure alignment with our compensation philosophy and competitive practice. We increased the long term incentives for those under market median to recognize their contributions and/or further position them closer to the median of our peer group.

	AIP Target (%)			LTI Target (%)
NEO	FY2022	FY2023	AIP % Change	FY2022	FY2023	LTI % Change
Guillermo Novo	120	120	-	400	425	6.25
J. Kevin Willis	90	90	-	225	225	-
Osama M. Musa	75	75	-	150	150	-
Min S. Chong	60	60	-	138	150	8.7
Ashok Kalyana	60	60	-	138	150	8.7
Xiao Lan Wang	60	60	-	132	150	14.0

Fiscal Year 2023 Incentive Plan Designs and Performance-Related Payouts

Annual and Long-Term Incentive Metrics and Goals

Based on a review of the annual and long-term financial goals, operational plans, strategic initiatives and the prior year’s actual results, the Compensation Committee annually approves the financial performance metrics that will be used to measure performance in our annual and long-term incentive arrangements as well as the relative weighting that will be assigned to each metric. The Compensation Committee then approves threshold, target and maximum performance levels for each performance metric. The Compensation Committee seeks to establish corporate performance goals that are challenging yet attainable.

For our fiscal 2023 Annual Incentive Plan (“Annual Incentive Plan”) and Long-Term Incentive Performance Plan (“LTIPP”), the Compensation Committee approved the following performance metrics in November 2022 for the reasons noted below:

Performance Metric	Reason for Selection
Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”)(1)	An indicator of Ashland’s • Profitability • Ability to optimize cash flow and stockholder value
Innovation Revenue	• An important measurement of Ashland’s ability to generate revenue from new products introduced
Environmental Health and Safety • Total Preventable Recordable Rate (“TPRR”) • Process safety • Spills and releases • Environmental, Social and Governance (“ESG”)	• Reflects the importance of environmental, social, governance and safety matters within Ashland

Return on Net Assets (“RONA”)(1)	• Measures results of capital allocation decisions
Relative Total Shareholder Return (“TSR”)	• Measures performance against our Performance Peer Group and stockholder value creation

(1) Adjusted EBITDA and Innovation Revenue, in each case, as used for purposes of our Annual Incentive Plan, and RONA, as used for purposes of our LTIPP, are non-GAAP measures. Other than RONA, a reconciliation of these measures to results in accordance with GAAP can be found in Appendix A. RONA will be reconciled when the long-term incentive performance plan is scored.

Adjustments to Reported Financial Results

The Compensation Committee reviews our financial performance following the end of the fiscal year and determines the financial performance score. The Compensation Committee retains the authority to make adjustments to our reported financial results (solely for the purposes of calculating compensation outcomes) for items causing significant differences from assumptions contained in our annual operating plan. Adjustments for compensation programs ending in fiscal year 2023 were made in respect of certain environmental reserves, restructuring and severance costs for significant business model redesign events, unrealized gain on securities, accelerated amortization of debt issuance costs, debt financing costs, uncertain tax positions, other tax reform related activities and use of a constant foreign exchange rate. The Compensation Committee has adopted a set of guidelines to help it evaluate potential adjustments. Adjustments to reported financial results are intended to better reflect executives’ line of sight and ability to affect performance results, align award payments with decisions that support the annual operating plan, avoid artificial inflation or deflation of awards due to unusual or non-recurring items in the applicable period and emphasize long-term and sustainable growth.

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Fiscal Year 2023 Annual Incentive Plan Design

For fiscal 2023, the NEOs, including the CEO, participated in the Annual Incentive Plan, which is designed to reward executives for the achievement of EBITDA growth and for delivering value through new product sales “Innovation Revenue” with an additional Environmental, Health and Safety (“EH&S”) modifier of up to +/- 10% of the target incentive.

NEO	Adjusted Company EBITDA	Innovation Revenue	Adjusted Business Unit EBITDA
Min S. Chong(1)	20%	20%	60%
Ashok Kalyana(2)	20%	20%	60%
Xiao Lan Wang(3)	20%	20%	60%
All Other NEOs	80%	20%	-

(1)
Adjusted Business Unit EBITDA for Mr. Chong was based on the Specialty Additives and Intermediates segments.

(2)
Adjusted Business Unit EBITDA for Mr. Kalyana was based on the Life Sciences segment.

(3)
Adjusted Business Unit EBITDA for Ms. Wang was based on the Personal Care segment.

The fiscal 2023 goals for each metric were established as indicated below:

Corporate Performance Levels	Adjusted Company EBITDA ($, millions)	Adjusted Company EBITDA Payout Curve (%)	Innovation Revenue ($, millions)	Innovation Revenue Payout Curve (%)
Threshold	581.1	50	50.9	50
Target	645.7	100	63.6	100
Maximum	710.3	200	76.3	200

Specialty Additives and Intermediates(1)(2) Performance Levels	Adjusted Business Unit EBITDA ($, millions)	Adjusted Business Unit Payout Curve (%)
Threshold	242.6	50
Target	269.6	100
Maximum	296.6	200

Life Sciences(1)(2) Performance Levels	Adjusted BU EBITDA ($, millions)	Adjusted BU Payout Curve (%)
Threshold	213.0	50
Target	236.7	100
Maximum	260.4	200

(1)
Adjusted Business Unit EBITDA targets were used to determine the bonus payout for Mr. Chong, GM Specialty Additives and Intermediates, and Mr. Kalyana, GM Life Sciences. Ms. Wang, GM Personal Care, received a separation payment in lieu of a payment under the 2023 annual incentive plan, as described in more detail under the section titled Summary Compensation Table on page 35.

(2)
Company level Innovation Revenue targets were used for the bonus payout for Mr. Chong, GM Specialty Additives and Intermediates, Mr. Kalyana, GM Life Sciences, Ms. Wang, GM Personal Care, received a separation payment in lieu of a payment under the 2023 annual incentive plan, as described in more detail under the section titled Summary Compensation Table on page 35.

The named executive officers were also evaluated for performance against the EH&S metrics. Performance against the EH&S metrics may increase (or decrease) an executive’s annual incentive payout, calculated as described above, by up to 10% of the executive’s target bonus. However, the EH&S modifier may not increase the total annual incentive paid to any executive beyond 200% of target. For fiscal 2023, the Compensation Committee set EH&S targets in three areas with a fourth discretionary adjustment for sustainability, as described in the following table:

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Metric	FY2023 Actual	Corporate FY2023 Target(1)
Ashland (TPRR)	0.39	0.50
Ashland (Process Safety—PSI)	0.42	0.42
Ashland (Spills and Releases—EIC)	42	27
ESG	Varied metrics

(1)
Targets were determined by assessing appropriate improvements versus prior year actual results as well as the three-year history of outcomes.

Using performance against goals as the starting point, the Compensation Committee uses its discretion when determining the modifier for an individual, team or Business Unit to reflect more closely:

•
the overall strength of the safety culture,
•
the seriousness of safety incidents,
•
quality performance, individual leadership, safety trends, etc.

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Fiscal Year 2023 Annual Incentive Performance

The table below shows the adjusted fiscal 2023 performance compared to the pre-established financial performance targets. Consistent with our compensation philosophy, only Mr. Kalyana will receive a bonus for achieving the Adjusted Business Unit EBITDA target. Our other NEOs will not receive an annual incentive payout in respect of Company or Business Unit Adjusted EBITDA and no NEO will receive an annual incentive payout in respect of Innovation Revenue. All NEOs will each receive a modest annual incentive payout relating to the EH&S modifier which was partially achieved:

Corporate Performance Levels	Weighting	Target ($, millions)	Committee Adjusted Result ($, millions)	Payout (% of Target)
Adjusted Company EBITDA	80%	645.7	451.8	-
Innovation Revenue	20%	63.6	45.8	-
EH&S Modifier	Modifier			7.5
Combined Weighted Payout (% of Target)				7.5

Specialty Additives and Intermediates Performance Levels	Weighting	Target ($, millions)	Committee Adjusted Result ($, millions)	Payout (% of Target)
Adjusted Business Unit EBITDA	60%	269.6	132.0	-
Adjusted Company EBITDA	20%	645.7	451.8	-
Innovation Revenue	20%	63.6	45.8	-
EH&S Modifier	Modifier			7.5
Combined Weighted Payout (% of Target)				7.5

Life Sciences Performance Levels	Weighting	Target ($, millions)	Committee Adjusted Result ($, millions)	Payout (% of Target)
Adjusted Business Unit EBITDA	60%	236.7	250.5	158.1
Adjusted Company EBITDA	20%	645.7	451.8	-
Innovation Revenue	20%	63.6	45.8	-
EH&S Modifier	Modifier			7.5
Combined Weighted Payout (% of Target)				102.4

EH&S Performance Levels	Target	Performance
Ashland (TPRR)	0.50	0.39
Ashland (Process Safety—PSI)	0.42	0.42
Ashland (Spills and Releases—EIC)	27	42
ESG	varied metrics	varied metrics
Combined Weighted Payout (% Modifier)	7.5%	7.5%

Fiscal Year 2023 Annual Incentive Payout

Based on the performance outlined above, the Compensation Committee approved the following annual incentive payouts for the NEOs:

NEO	Annual Incentive Target Amount ($)	Annual Incentive Target Earned (%)	EH&S Adder Earned (%)	FY2023 Annual Incentive Award Value ($)
Guillermo Novo	1,354,200	-	7.5	101,565
J. Kevin Willis	567,243	-	7.5	42,544
Osama M. Musa	382,073	-	7.5	28,656
Min S. Chong	268,368	-	7.5	20,128
Ashok Kalyana	261,978	94.9	7.5	268,162
Xiao Lan Wang(1)	264,828	-	-	-

(1) Ms. Wang did not receive a payout under the Annual Incentive Plan. In connection with her separation from Ashland and pursuant to her separation agreement, Ms. Wang received a payment of $238,708, reflecting 100% of her Annual Incentive Plan target, prorated for her period of service to Ashland during the 2023 fiscal year (October 1, 2022 - August 25, 2023).

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Long-Term Incentive Performance Plan Design

Our Long-Term Incentive Performance Plan (“LTIPP”) for our NEOs is composed of 60% in the form of PSUs and 40% in the form of RSUs. We grant executives a mix of equity award types to provide an effective balance between rewarding our NEOs for strong corporate performance and encouraging NEO retention. This design enhances the alignment of the executives’ interests and long-term strategies with those of our stockholders. LTIPP targets are expressed as a percentage of base salary and, in the case of PSUs and RSUs, the number of units awarded is determined by dividing the amount of the LTIPP target by the closing price of Ashland Common Stock on the grant date.

Performance Stock Units (“PSUs”)

PSUs are designed to reward executives for achieving long-term performance that meets or exceeds pre-established performance metrics. PSUs vest in full at the end of the three-year performance period and the number of PSUs that can be earned by the NEOs depends upon the level of achievement against the pre-established performance metrics at the end of the performance period. Upon vesting, PSUs convert into shares of Ashland Common Stock on a one-for-one basis. PSUs are not entitled to receive dividend equivalents or to receive cash dividends during the performance period.

Restricted Stock Units (“RSUs”)

RSUs provide strong retentive value, while still providing alignment with stockholder value creation. Our annual RSU grants generally vest in equal installments on each anniversary of the date of grant over a three-year period. Dividend equivalents are accrued on outstanding RSUs at the same time and at the same rate as dividends are paid to stockholders. Dividend equivalents on RSUs are only payable if the underlying RSU vests. At the time of vesting, one share of Ashland Common Stock is issued for each RSU and any accrued dividend equivalents.

Fiscal Year 2023 Equity Grants

We typically grant annual equity awards during the first quarter of each fiscal year. The equity grant date is never selected or changed to result in a more favorable value of equity awards for executives. The Compensation Committee approved the annual grants shown in the table below during the first quarter of fiscal 2023.

NEO	Aggregate Target FY2023 Equity Award (% of Base Salary)	Aggregate Target FY2023 Equity Award ($)	Target FY2023 - 2025 PSUs (60% of Equity Award) ($)	Target FY2023- 2025 PSUs(1) (#)	Target RSU Award (40% of Equity Award) ($)	Target RSU Award (#)(1)
Guillermo Novo	425%	4,799,804	2,879,904	26,006	1,919,899	17,337
J. Kevin Willis	225%	1,418,026	850,815	7,683	567,210	5,122
Osama M. Musa	150%	764,106	458,464	4,140	305,642	2,760
Min S. Chong	150%	670,863	402,540	3,635	268,323	2,423
Ashok Kalyana	150%	654,806	392,906	3,548	261,900	2,365
Xiao Lan Wang	150%	662,004	397,224	3,587	264,779	2,391

(1) The number of units reflected here are based on the closing price per share of Ashland Common Stock on November 17, 2022 ($110.74).

Fiscal Year 2023-2025 PSU Design

In November 2022, the Compensation Committee reviewed and approved the performance metrics and target performance levels for the PSUs covering a performance period beginning October 1, 2022 and ending September 30, 2025 (the “2023-2025 PSUs”).

The structure for the 2023-2025 PSUs remains unchanged from prior programs and will be measured based on achievement against adjusted Return on Net Assets (“RONA”) and relative total stockholder return (“RTSR”) at the end of the performance period. Forty percent (40%) of the PSUs will be earned based on the fiscal year 2025 RONA final performance. Sixty percent (60%) of the PSUs will be earned based on Ashland’s TSR performance versus the S&P400 at the end of fiscal year 2025. Depending on the level of performance against the RONA and RTSR metrics, NEOs can earn from 0% of the target number of PSUs to up to 200% of the target number of PSUs for above target performance.

Target performance against the RTSR metric is achieved for RTSR at the 50th percentile of the peer group. Due to the competitive sensitivity and the forward-looking nature of the RONA measure, Ashland does not intend to disclose the target for the RONA metric for

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in-progress PSU programs going forward. The Compensation Committee nonetheless views the RONA performance targets for the 2023-2025 PSUs as challenging to achieve and subject to performance risk. The RONA targets for the 2023-2025 PSUs will be disclosed in a future Ashland proxy statement reporting NEO compensation for the year in which the award has been earned.

Fiscal Year 2021-2023 PSUs Performance Results and Payouts

In November 2020, the Compensation Committee established a three-year performance share unit program, covering a measurement period from October 1, 2020 to September 30, 2023 (the “2021-2023 PSUs”). The 2021-2023 PSUs could be earned based on achievement against two weighted performance metrics - RONA and RTSR.

The following table shows the performance objectives for each performance metric measured for the 2021-2023 PSUs, Ashland’s actual performance against those metrics, and the resulting payout as a percentage of the target performance:

RONA and rTSR Performance Levels	Weighting	Target (%)	Adjusted Performance (%)	Payout (% of Target)
RONA	40%	15.8	8.9	-
TSR	60%	50.0	29.0	57.1
Combined Weighted Payout (% of Target)				34.3

Based on the level of achievement against the performance metrics certified by the Compensation Committee in November 2023, the NEOs achieved 34.3% of target performance due to underachievement against the RONA and RTSR metrics. The following table provides, for each NEO, the number of 2021-2023 PSUs granted and the number and value of the 2021-2023 PSUs earned for the fiscal 2021-2023 performance period:

NEO	Number of PSUs Granted	Award % of Target	Number of Units Earned (#)	Payout Amount ($)(1)
Guillermo Novo	35,050	34.3%	12,022	924,503
J. Kevin Willis	11,250	34.3%	3,859	296,738
Osama M. Musa	6,200	34.3%	2,127	163,536
Min S. Chong	2,800	34.3%	960	73,855
Ashok Kalyana	2,500	34.3%	858	65,942
Xiao Lan Wang(2)	2,800	34.3%	887	68,210

(1)
Based on the closing price per share of Ashland Common Stock on November 17, 2023 ($76.90).

(2)
Ms. Wang's PSU grant was prorated to 2,585 from 2,800 to reflect her period of service to Ashland during the performance period (October 1, 2020 - August 25, 2023).

Other Compensation Elements

Retirement Benefits

Ashland offers NEOs a combination of tax-qualified and non-qualified retirement plans that are designed to assist the NEOs in building savings for retirement over the term of their employment. A summary of our various plans is listed below.

The Company’s Employee Savings Plan is a tax-qualified vehicle which provides retirement benefits to the NEOs and their families. The benefits in this plan are available to most U.S.-based employees. The Company contributions, 4% match and base contribution of 4%, are funded to an external trust and are separate from the assets of Ashland and by law are protected from Ashland’s creditors.

The benefits that may be provided under the tax-qualified plan are limited by the IRS. This plan, standing alone, does not provide sufficient retirement income to the NEOs when compared to their pay as an active employee. To make up for this gap in potential replacement income in retirement, Ashland offers the NEOs non-qualified retirement plans that complement each other and the tax-qualified plan.

Ashland has an unfunded, non-qualified defined contribution plan that provides a contribution equivalent to a base contribution of 4% and a Company match of 4% on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the Employee Savings Plan.

Ashland also has employee deferral plans that allow the NEOs to annually make a separate deferral election so that the NEOs and other senior leaders can save amounts from their own pay in addition to amounts they are allowed to save in the Employee Savings Plan.

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NEOs are also offered other benefits the same as other U.S.-based employees.

For a description of these plans, see the “Non-Qualified Deferred Compensation” section of this Proxy Statement.

Executive Perquisites

Ashland provides the NEOs and other selected executives with financial planning services (including tax preparation). All NEOs are additionally eligible for a reimbursement for services performed relating to an executive physical. Each NEO also participates in various health and welfare programs, in each case, on the same terms as such premiums are paid and contributions are made with respect to Ashland employees generally.

The Compensation Committee reviews the perquisites provided to executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the perquisites serve a useful business purpose, as such expenditures allow the executives to be more effective in their duties and the types and amounts are well within the appropriate range of market practices. A detailed description of the cost of these perquisites is included in the “Summary Compensation Table” section of this Proxy Statement.

Senior Leadership Severance Plan

In August 2021, the Committee approved a Senior Leadership Severance Plan for U.S. executive officers and certain senior leaders (the “Senior Leadership Severance Plan”) designed to provide for financial protection to certain key executives of the Company in the event of unexpected job loss (whether before or in connection with a Change in Control), in order to encourage the continued attention of Participants who are expected to make substantial contributions to the success of the Company and thereby provide for stability and continuity of management. The Senior Leadership Severance Plan provides certain benefits in the event of a qualified termination with and without a change in control. A qualified termination means any termination of a Participant’s employment: (i) at any time other than during the Change in Control Protection Period, by the Company without Cause (and not as a result of the Participant’s disability or death); or (ii) solely during the Change in Control Protection Period, by the Company without Cause (and not as a result of the Participant’s disability or death), or by the Participant for Good Reason. The plan excludes certain terminations such as a termination for cause and voluntary resignation.

Under the Senior Leadership Severance Plan, in the event of a termination without cause or resignation for good reason within two years after a change in control and not otherwise covered by a change in control agreement, certain benefits will be paid as follows:

•
Lump sum cash severance (1x—3x) annual base salary, target annual incentive plan bonus and current fiscal year annual incentive plan bonus (pro-rated);
•
Continued coverage under Ashland’s medical, dental and vision plans for the applicable COBRA continuation period, with Ashland continuing to subsidize its share of the premium for the same period;
•
Outplacement services for up to one year and reimbursement of legal fees to enforce rights to benefits; and
•
Financial planning services for the current calendar year for plan participants prior to September 2022.

A detailed description of this plan is included in the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

Change in Control Agreements

Messrs. Novo and Willis have entered into a change in control agreement that sets forth the economic consequences and entitlements for a termination without cause or for good reason after a change in control. The primary purpose of these agreements is to align executive and stockholder interests by enabling the executives to assess possible corporate transactions without regard to the effect such transactions could have on their employment.

A detailed description of these agreements is included in the “Potential Payments upon Termination or Change in Control” section of this Proxy Statement.

Compensation Setting Process

Role of Stockholder Say-on-Pay Votes

The Compensation Committee regularly reviews the philosophy, objectives and elements of our executive compensation programs in relation to our short- and long-term business objectives. In undertaking this review, the Compensation Committee considers the views of

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stockholders as reflected in their annual advisory vote on our executive compensation proposal. At our 2023 Annual Meeting, stockholders approved our executive compensation proposal by an overwhelming majority (approximately 98%). Based on the Compensation Committee’s review and the support of our executive compensation programs received from stockholders, the Compensation Committee maintained the core elements of our executive compensation programs in fiscal 2023.

Role of the Compensation Committee

The Compensation Committee is responsible for the approval and administration of compensation programs for executive officers and certain other employees of Ashland. The Compensation Committee frequently reviews Ashland’s compensation practices and considers, among other things; Ashland’s compensation philosophy, its financial and operating performance, individual performance, practices and compensation levels of peer companies and the voting guidelines of certain proxy advisory firms and stockholders. In making compensation decisions, the Compensation Committee uses several resources and tools, including competitive market information, and reviews accumulated and potential equity holdings.

When making individual recommendations to the Compensation Committee for NEOs other than himself with respect to base salary, annual incentive and long-term compensation, the CEO considers the relative importance of the executive’s position within the organization, individual tenure and experience, individual performance and the contributions to Ashland’s financial and operating results.

Role of Management

Management also plays an important role in the process of setting compensation for executives other than the CEO. The CEO, and in certain instances other executives, in consultation with the Compensation Committee’s independent compensation consultant and human resources, develops compensation recommendations for the Compensation Committee’s consideration.

Role of the Independent Compensation Committee Consultant

In July 2020, the Compensation Committee engaged Meridian Consulting Partners, LLC (“Meridian”) as its consultant, which continued throughout 2023. Meridian is independent under the Dodd-Frank Wall Street Reform and Consumer Protection Act and does not provide any other non-executive compensation related work for Ashland. During 2023, Meridian assisted the Compensation Committee with various activities related to benchmarking and advising executive compensation matters.

Compensation Comparator Peer Group

The Compensation Committee primarily uses two comparator groups as part of its executive compensation process. The “Compensation Peer Group” is used to assess the competitiveness of our NEOs’ compensation and the “Performance Peer Group” is used to evaluate our stock performance.

Compensation Peer Group

The Compensation Committee considers relevant market pay practices, among other factors, when setting executive compensation to enhance our ability to recruit and retain high-performing talent. In assessing market competitiveness, the compensation of our NEOs is reviewed against executive compensation at a number of companies with which we compete for executive talent. Factors used to determine the companies included in the analysis and how the data is used is set forth below:

Considerations used to choose peer group	How we use peer group information

✓ Comparable revenue size ✓ Global operations ✓ Industry ✓ Business model ✓ Market capitalization

✓ Input in developing base salary ranges, annual incentive target opportunities and long-term incentive awards

✓ Assess competitiveness of total direct compensation

✓ Determine form and mix of equity

✓ Input to designing compensation plans, benefits and perquisites

The Compensation Peer Group is annually reviewed by the Compensation Committee, with support from its independent compensation consultant, Meridian Compensation Partners. During the review, the Compensation Committee considers whether the Compensation Peer Group companies remain appropriate from a business and talent perspective.

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2023 Compensation Peer Group

Albemarle Corporation	H.B. Fuller Company	Quaker Chemical
Avient Corporation	Ingevity Corporation	RPM International Inc.
Axalta Coating Systems Ltd	Innospec Inc.	Sensient Technologies Corporation
Cabot Corporation	Kraton Corporation	Stepan Corporation
Element Solutions, Inc.	Minerals Technologies	The Chemours Company
FMC Corporation	New Market Corporation

Additionally, competitive pay data was gathered from the Equilar 2022 Executive Compensation Survey. The data from the survey is scoped to Ashland’s industry and adjusted to Ashland’s revenue size.

Performance Peer Group

In fiscal 2023 the Compensation Committee utilized the entire S&P 400 index as our performance peer group (the “Performance Peer Group”). We believed the Performance Peer Group was an appropriate measure of our RTSR, reflecting Ashland’s performance compared to the broader stock market and provides transparency to our investors and incentive plan participants. Our Performance Peer Group is used solely for assessing RTSR performance for our PSUs.

Additional Compensation Information and Tax Matters

Policies Regarding Stock Ownership

We currently have Stock Ownership Guidelines (“Guidelines”) for our executive officers and other key executives as designated by the Compensation Committee. The purpose of these Guidelines is to align the interests of our executives with the interests of our stockholders within 5 years of appointment as a Section 16 Officer. Ownership includes stock actually owned by each executive officer, a family member, within a retirement plan, shares held in trust, or deferred shares. The current Guidelines as determined by the Compensation Committee are noted below:

Role	Stock Ownership Requirements
Chief Executive Officer	Ownership equal to 5 times base salary
Chief Financial Officer and Other Section 16 Officers	Ownership equal to 3 times base salary

Policy Regarding Employee, Officer and Director Hedging and Pledging

Under Ashland’s Securities Laws and Insider Trading Policy, directors, officers, employees and certain persons or entities related to these individuals, are prohibited from purchasing any financial instruments that are designed to hedge or offset any decrease in the market value of equity securities of Ashland granted to or held by such covered persons. Such financial instruments include, but are not limited to, prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Additionally, all directors and officers of Ashland are prohibited from, directly or indirectly, pledging equity securities of Ashland. Pledging includes, but is not limited to, the creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account.

Clawback Policy

In October 2023, the Board approved updates to Ashland's clawback policy in compliance with the rules of the New York Stock Exchange requirements. Under the clawback policy, Ashland may recoup “excess” incentive compensation, if any, earned by current and former executive officers during three year look back period in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the securities laws (with no fault required).

Tax and Accounting Implications of Compensation

Compensation paid to any of our named executive officers generally will not be deductible, to the extent that it exceeds $1 million per year. Generally, under GAAP, compensation is expensed as earned. Equity compensation is expensed in accordance with ASC Topic 718, which is generally over the vesting period.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis contained in this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Ashland’s Annual Report on Form 10-K for fiscal 2023 and Ashland’s Proxy Statement for its 2024 Annual Meeting of Stockholders. This report is provided by the following independent directors who comprise the Compensation Committee:

COMPENSATION COMMITTEE
Brendan M. Cummins, Chair
Steven D. Bishop
Suzan F. Harrison
Sergio Pedreiro
Janice J. Teal

The Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the Compensation Committee Report by reference.

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2023 EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Company’s CEO, CFO, the three other most highly compensated executive officers, and certain other former executive officers for the fiscal years ended September 30, 2023, 2022 and 2021:

Name and Principal Position(1)	Year ($)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Guillermo Novo	2023	1,114,805	-	5,454,895	101,565	-	286,649	6,957,914
Chair and Chief Executive Officer	2022	1,088,525	-	5,813,052	2,202,217	-	213,408	9,317,202
	2021	1,059,854	-	5,070,529	1,293,939	-	100,100	7,524,422
J. Kevin Willis	2023	624,974		1,611,560	42,544		133,300	2,412,378
SVP, Chief Financial Officer	2022	607,941	-	1,826,148	922,455	(686,200)	100,100	2,770,444
	2021	609,653	-	1,627,913	541,996	(48,342)	103,394	2,834,614
Osama M. Musa(6)	2023	505,150	-	1,668,341	28,656	-	96,770	2,298,917
SVP, Chief Technology Officer	2022	494,596	-	983,987	621,336	-	82,168	2,182,087
	2021	494,596	-	898,484	373,469	-	83,234	1,849,783
Min S. Chong(7)	2023	442,198		1,557,107	20,128		84,589	2,104,022
SVP, GM Specialty	2022	426,874	-	786,349	431,809	-	74,665	1,719,697
Additives, and Intermediates	2021	403,016	-	403,846	425,678	-	54,087	1,286,627
Ashok Kalyana	2023	431,669	-	744,180	268,162	-	74,798	1,518,809
SVP, GM Life Sciences	2022	416,710	-	767,650	331,082	-	94,443	1,609,885

Xiao Lan Wang	2023	393,512	-	752,360	-	-	1,256,411	2,402,283
SVP, GM Personal Care

(1)
Amounts for each officer are shown only for the years in which the individual served as an NEO.

(2)
These amounts represent the aggregate grant date fair value of PSUs and RSUs issued during the applicable fiscal year and computed in accordance with FASB ASC Topic 718. The assumptions made when calculating these amounts with respect to PSUs and RSUs are found in Note O to the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 and the grant date fair values can be found in the footnotes to the “Grants of Plan-Based Awards” table in this Proxy Statement. For PSU awards, the grant date fair value is based on target levels, which is the assumed probable outcome of performance conditions.

The grant date fair values of the PSU awards made during fiscal 2023, assuming the maximum level of performance are as follows: Mr. Novo, $4,154,459; Mr. Willis, $1,227,359; Dr. Musa, $661,365; Mr. Chong, $1,185,665, Mr. Kalyana, $566,793, and Ms. Wang, $573,023.

(3)
These amounts were earned by each officer under the Company's annual incentive plan, which are accrued in the fiscal year earned and paid in the first quarter of the following fiscal year.

(4)
Ashland’s non-qualified deferred compensation arrangements do not provide above-market or preferential earnings. The amounts in this column for prior years solely represent the one-year change during fiscal 2021 and 2022 in the present value of accrued benefits under qualified and non-qualified defined benefit plans previously sponsored by Ashland but that have been transferred to Valvoline. Only Mr. Willis participated in such plans. Ashland has determined that such amounts are not required to be reported in its Summary Compensation Table as they do not reflect compensation for Mr. Willis’ current service to Ashland. Accordingly, such amounts will not be included in Mr. Willis’ Summary Compensation Table total for 2023 or in future years.

(5)
All other compensation amounts reported for 2023 include:

Name	Perquisites(a)	Matching Contributions Under Qualified Savings Plan	Matching Contributions Under Non-Qualified Defined Contribution Plan	Severance(b)	Total All Other Compensation
Guillermo Novo	27,507	26,830	232,312	-	286,649
J. Kevin Willis	16,323	26,400	90,577	-	133,300
Osama M. Musa	13,754	25,012	58,004	-	96,770
Min S. Chong	15,815	25,690	43,084	-	84,589
Ashok Kalyana	15,815	27,073	31,910	-	74,798
Xiao Lan Wang	18,705	34,504	20,082	1,183,120	1,256,411

(a)
The amounts reported in this column represent the incremental costs to the Company with respect to executive physicals for Mr. Novo and Ms. Wang, and tax and financial planning services for Mr. Novo ($26,000) and just financial planning for all other NEOs.

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(b)
The amount reported in this column represents the severance payments made to Ms. Wang pursuant to the terms of the Separation Agreement between Ms. Wang and the Company which is described in further detail below. The severance payment includes excess COBRA premium payments ($26,000), temporary housing ($35,273), immigration restriction-related payment ($100,000), relocation expenses to assist with Ms. Wang's relocation from New Jersey to Germany ($119,000), tax preparation services and reimbursements in connection with her expatriate service and repatriation to the United States ($360,000), the value of Ms. Wang's accelerated restricted stock equivalents and RSUs ($377,892), tax gross-ups relating to Ms. Wang’s bonus and equity payments under the Severance Agreement ($139,555), and financial planning services and outplacement services ($20,200).
(6)
Mr. Musa received a retention award of 9,694 RSUs on September 19, 2023, valued at $800,000 on the date of grant. This award has a three (3) year cliff vesting schedule.
(7)
Mr. Chong received a retention award of 3,787 PSUs on November 28, 2022, valued at $514,800 on the date of grant. This award has a three (3) year cliff vesting schedule, and is subject to the same achievement metrics as the November 17, 2022 PSU grant provided to our other Officers. In addition, Mr. Chong received a retention award of 2,524 RSUs on November 28, 2022, valued at $280,000 on the date of grant. This award has a three (3) year cliff vesting schedule.

Personal Care Business Unit General Manager Transition

In connection with a corporate reorganization, Ms. Xiao Lan Wang was separated from the Company on August 25, 2023 and entered into a Separation and General Release Agreement (the “Separation Agreement”) with the Company. Management of the Personal Care Business Unit transitioned to Mr. Chong.

Under the Separation Agreement, Ms. Wang received (1) a lump sum severance payment equal to 1.5 times annual base salary, (2) 18 months of continued coverage under Ashland’s medical and dental plans at the same cost Ms. Wang was paying as an active employee, (3) a pro-rata short term incentive payment for fiscal 2023, based on target performance, (4) pro-rata vesting with respect to outstanding PSUs, based on actual performance and payable in accordance with the terms of such awards, (5) pro-rata accelerated vesting of outstanding RSUs and (6) certain other benefits, including outplacement and financial planning expense reimbursements all in accordance with the Ashland Inc. Senior Leadership Severance Plan. In addition, she also received a reimbursement for expenses related to her temporary living expenses and a lump sum payment related to her immigration restrictions. Separately, Ms. Wang will receive continuing support through December 2024 related to her immigration and repatriation in accordance with our executive expatriate relocation policy.

Under the terms of the Separation Agreement, Ms. Wang signed a general release of claims and agreed to non-competition and non-solicitation of customers and employees restrictions for an 18-month post-termination period. The Separation Agreement also contains customary restrictive covenants related to confidential information, company property, and non-disparagement.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth details regarding non-equity and equity plan-based awards granted to each of the NEOs in FY2023:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(4)	Awards ($)(5)
Guillermo Novo	11/17/2022	677,100	1,354,200	2,708,400	13,003	26,006	52,012	-	3,534,996
	11/17/2022	-	-	-	-	-	-	17,337	1,919,899
J. Kevin Willis	11/17/2022	283,622	567,243	1,134,486	3,842	7,683	15,366	-	1,044,350
	11/17/2022	-	-	-	-	-	-	5,122	567,210
Osama M. Musa(6)	11/17/2022	191,036	382,073	764,145	2,070	4,140	8,280	-	562,750
	11/17/2022	-	-	-	-	-	-	2,760	305,642
	9/19/2023	-	-	-	-	-	-	9,694	799,949
Min S. Chong(7)	11/17/2022	134,184	268,368	536,736	1,818	3,635	7,270	-	494,106
	11/17/2022	-	-	-	-	-	-	2,423	268,323
	11/28/2022	-	-	-	1,894	3,787	7,574	-	514,767
	11/28/2022	-	-	-	-	-	-	2,524	279,912
Ashok Kalyana	11/17/2022	130,989	261,978	523,956	1,774	3,548	7,096	-	482,280
	11/17/2022	-	-	-	-	-	-	2,365	261,900
Xiao Lan Wang(8)	11/17/2022	-	-	-	-	-	-	-	487,581
	11/17/2022	-	-	-	-	-	-	-	-

(1)
The dates reported in this column represent the grant dates for the equity-based awards reported in the “All Other Stock Awards: Number of Shares of Stock or Units” column.

(2)
The amounts reported in these columns represent the potential annual incentive payouts under the 2020 Annual Incentive Plan. For fiscal 2023, the actual dollar amounts earned will be paid in December 2023 and are included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” in this Proxy Statement.
(3)
The amounts reported in these columns represent a range of payouts possible in connection with the PSU awards granted under the LTIPP for the fiscal 2023-2025 performance period granted in November 2022 under the Ashland Inc. 2021 Omnibus Incentive Compensation Plan (the “2021 Omnibus Plan”).
(4)
The amounts reported in this column represents the number of RSUs granted in fiscal 2023 pursuant to the 2021 Omnibus Plan. All grants of RSUs, with the exception of Mr. Musa and Mr. Chong, vest in equal installments on each anniversary of the grant date over a three-year period. Mr. Musa's award granted on September 19, 2023, will cliff vest on September 19, 2026. Mr, Chong's award granted on November 28, 2023 will cliff vest on November 28, 2025. The Company has not issued any stock options in the past three fiscal years.
(5)
The dollar amounts reported in this column represent the aggregate grant date fair value of the equity awards (PSUs and RSUs) granted to each named executive officer and are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of PSUs at target using a Monte-Carlo simulation valuation to incorporate the relative TSR at $155.55 and RONA at $106.50, as valued at the end of the fourth fiscal quarter; (ii) the grant date fair value of $110.74 per RSU granted on November 18, 2022.
(6)
Mr. Musa received a retention award of 9,694 RSUs on September 19, 2023, valued at $800,000 on the date of grant. This award has a three (3) year cliff vesting schedule.
(7)
Mr. Chong received a retention award of 3,787 PSUs on November 28, 2022, valued at $514,800 on the date of grant. This award has a three (3) year cliff vesting schedule with a vesting date of November 28, 2025, and is subject to the same achievement metrics as the November 17, 2022 PSU grant provided to our other executive officers. In addition, Mr. Chong received a retention award of 2,524 RSUs on November 28, 2022, valued at $280,000 on the date of grant. This award has a three (3) year cliff vesting schedule.
(8)
As part of the Separation Agreement as described above, Ms. Wang received a payout representing the accelerated vesting of her unvested RSUs and RSEs, prorated for the time she was active during the award period and outlined below:
a.
RSE granted November 3, 2020 was vested with a cash equivalent payment of 2,481 shares, and 309.67 forfeited.
b.
RSE granted November 17, 2020 was vested with a cash equivalent payment of 591 shares, and 49.71 forfeited.
c.
RSU granted November 18, 2021 was vested with 991 shares released to Ms. Wang, and 692.12 forfeited.
d.
RSU granted November 17, 2022 was vested with 622 shares released to Ms. Wang, and 1,798.30 forfeited.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information regarding Stock Appreciation Rights (“SARs”), PSUs, and RSUs held by each of the named executive officers as of September 30, 2023.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(2)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Guillermo Novo	70,047	76.76	1/2/2030	-	-	-	-
	-	-	-	73,823	6,029,863	-	-
	-	-	-	-	-	54,753	4,472,225
J. Kevin Willis	22,100	77.90	11/13/2029	-	-	-	-
	18,200	82.34	11/15/2028	-	-	-	-
	28,450	67.16	12/15/2027	-	-	-	-
	32,583	57.96	12/16/2026	-	-	-	-
	30,229	59.41	12/18/2025	-	-	-	-
	24,672	59.95	12/12/2024	-	-	-	-
	25,426	47.63	12/13/2023	-	-	-	-
	-	-	-	23,159	1,891,627	-	-
	-	-	-	-	-	16,714	1,365,200
Osama M. Musa	12,200	77.90	11/13/2029	-	-	-	-
	5,550	82.34	11/15/2028	-	-	-	-
	8,650	67.16	12/15/2027	-	-	-	-
	9,793	57.96	12/16/2026	-	-	-	-
	6,968	59.41	12/18/2025	-	-	-	-
	2,730	59.95	12/12/2024	-	-	-	-
	2,825	47.63	12/13/2023	-	-	-	-
	-	-	-	22,349	1,825,466	-	-
	-	-	-	-	-	9,006	735,610
Min S. Chong	4,785	76.76	1/2/2030	-	-	-	-
	-	-	-	17,093	1,396,156	-	-
	-	-	-	-	-	11,311	923,882
Ashok Kalyana	4,133	76.88	8/3/2030	-	-	-	-
	-	-	-	12,875	1,051,630	7,344	599,858
	-	-	-	-	-	-	-
Xiao Lan Wang	4,207	76.88	8/3/2030	-	-	-	-
	-	-	-	2,585	211,143	-	-
	-	-	-	-	-	3089	252,310

(1)
The amounts reported in this column relate to SARs which vested over a three-year period measured from the date of grant.

(2)
The amounts reported in this column and the corresponding dollar values represent the number of PSUs earned with respect to the fiscal 2021-2023 LTIPP performance period that will be paid in November 2023 and other unvested RSUs.

Performance Stock Units Earned

The number of performance stock units (PSUs) earned for the fiscal 2021 – 2023 awards was determined by the Compensation Committee in November 2023 and was paid in shares in November 2023 below target in accordance with our pay for performance philosophy to pay below target for below target performance. These PSUs do not earn dividends or dividend equivalents. The PSUs earned are set forth in the table below.

Name	2021 – 2023 LTIPP
Guillermo Novo	12,022
J. Kevin Willis	3,859
Osama M. Musa	2,127
Min S. Chong	960
Ashok Kalyana	858
Xiao Lan Wang	887

efficacy usability allure integrity profitability™ 38

Unvested RSUs

The following paragraphs list the unvested RSUs as of September 30, 2023 for each named executive officer. Unless otherwise noted, the RSUs vest in equal installments on each annual anniversary of the date of grant over a three-year period. Dividend equivalents are accrued on outstanding RSUs at the same time and at the same rate as dividends are paid to stockholders. Dividend equivalents on RSUs are only payable if the underlying RSU vests. At the time of vesting, one share of Ashland Common Stock is issued for each RSU and any accrued dividend equivalents are paid as additional shares of Ashland Common Stock.

For Mr. Novo, the amounts reported in these columns also represent:

(i)
17,549 RSUs remaining from a grant of 17,337 on November 17, 2022; and 212 RSUs earned from dividends;
(ii)
13,140 RSUs remaining from a grant of 19,164 on November 18, 2021; and 446 RSUs earned from dividends;
(iii)
8,083 RSUs remaining from a grant of 23,350 on November 17, 2020; and 552 RSUs earned from dividends;
(iv)
0 RSUs remaining from a grant of 13,679 on January 02, 2020; and 343 RSUs earned from dividends; and
(v)
0 RSUs remaining from a grant of 26,326 on December 31, 2019; and 746 RSUs earned from dividends.

For Mr. Willis, the amounts reported in these columns also represent:

(i)
5,184 RSUs remaining from a grant of 5,122 on November 17, 2022; and 62 RSUs earned from dividends;
(ii)
4,128 RSUs remaining from a grant of 6,020 on November 18, 2021; and 140 RSUs earned from dividends;
(iii)
2,596 RSUs remaining from a grant of 7,500 on November 17, 2020; and 177 RSUs earned from dividends; and
(iv)
0 RSUs remaining from a grant of 4,450 on November 13, 2019; and 130 RSUs earned from dividends.

For Dr. Musa, the amounts reported in these columns also represent:

(i)
9,694 RSUs remaining from a grant of 9,694 RSUs on September 19, 2023; and 0 RSUs earned from dividends;
(ii)
2,793 RSUs remaining from a grant of 2,760 RSUs on November 17, 2022; and 33 RSUs earned from dividends;
(iii)
2,224 RSUs remaining from a grant of 3,244 RSUs on November 18, 2021; and 75 RSUs earned from dividends;
(iv)
1,437 RSUs remaining from a grant of 4,150 on November 17, 2020; and 98 RSUs earned from dividends; and
(v)
0 RSUs remaining from a grant of 2,450 on November 13, 2019; and 72 RSUs earned from dividends.

For Mr. Chong, the amounts reported in these columns also represent:

(i)
2,452 RSUs remaining from a grant of 2,423 on November 17, 2022; and 29 RSUs earned from dividends;
(ii)
2,554 RSUs remaining from a grant of 2,524 on November 28, 2022; and 30 RSUs earned from dividends;
(iii)
1,777 RSUs remaining from a grant of 2,592 on November 18, 2021; and 60 RSUs earned from dividends;
(iv)
640 RSUs remaining from a grant of 1,850 on November 17, 2020; and 43 RSUs earned from dividends;
(v)
0 RSUs remaining from a grant of 934 on January 02, 2020; and 27 RSUs earned from dividends;
(vi)
0 RSUs remaining from a grant of 2,606 on January 02, 2020; and 109 RSUs earned from dividends; and
(vii)
6,867 RSUs remaining from a grant of 6,514 on January 02, 2020; and 353 RSUs earned from dividends.

For Mr. Kalyana, the amounts reported in these columns also represent:

(i)
2,393 RSUs remaining from a grant of 2,365 on November 17, 2022; and 28 RSUs earned from dividends;
(ii)
1,736 RSUs remaining from a grant of 2,531 on November 18, 2021; and 58 RSUs earned from dividends;
(iii)
589 RSUs remaining from a grant of 1,700 on November 17, 2020; and 40 RSUs earned from dividends;
(iv)
5,655 RSUs remaining from a grant of 5,407 on August 3, 2020; and 248 RSUs earned from dividends; and
(v)
0 RSUs remaining from a grant of 788 on August 3, 2020; and 22 RSUs earned from dividends.
(3)
The numbers in this column represents the target PSUs granted through September 30, 2023 under the LTIPP for the fiscal 2022-2024 and 2023-2025 performance period. The estimated number is computed assuming that the target performance goals are achieved. The reported dollar amounts correspond to the PSUs identified and such dollar value is computed by converting the PSUs to shares of Ashland Common Stock on a one-for-one basis. The number of LTIPP shares is then multiplied by the closing price of Ashland Common Stock of $81.68 as reported on the NYSE on September 29, 2023.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding the value realized by each named executive officer during fiscal 2023 upon the exercise of SARs and the vesting of PSUs and RSUs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
Name	(#)	($)	(#)	($)
Guillermo Novo	-	-	97,401	10,619,435
J. Kevin Willis	25,426	1,012,209	17,527	1,919,839
Osama. M. Musa	-	-	9,669	1,059,036
Min S. Chong	-	-	6,953	758,338
Ashok Kalyana	-	-	3,738	359,045
Xiao Lan Wang	-	-	6,510	694,413

(1)
The amounts reported in this column represents the gross number of shares acquired upon exercise of SARs.

(2)
The amount reported in this column represents the value realized on the exercise of SARs.

(3)
The amounts reported in this column represent the gross number of shares that vested, without deduction for any shares withheld to satisfy tax withholding obligations, including the following RSU vestings:

(i) Mr. Novo received (a) 69,092 shares with the value realized on vesting using the Ashland Common Stock closing price of $108.93 on November 14, 2022; (b) 4,736 shares with the value realized on vesting using the Ashland Common Stock closing price of $111.68 on November 15, 2022; (c) 7,961 shares with the value realized on vesting using the Ashland Common Stock closing price of $110.74 on November 17, 2022; (d) 6,470 shares with the value realized on vesting using the Ashland Common Stock closing price of $111.88 on November 18, 2022; (e) 9,115 shares with the value realized on vesting using the Ashland Common Stock closing price of $106.31 on December 15, 2022; and (f) 27 shares with the value realized on vesting using the Ashland Common Stock closing price of $106.21 on December 16, 2022.

(ii) Mr. Willis received (a) 11,390 shares with the value realized on vesting using the Ashland Common Stock closing price of $108.93 on November 14, 2022; (b) 1,548 shares with the value realized on vesting using the Ashland Common Stock closing price of $111.68 on November 15, 2022; (c) 2,557 shares with the value realized on vesting using the Ashland Common Stock closing price of $110.74 on November 17, 2022; (d) 2,032 shares with the value realized on vesting using the Ashland Common Stock closing price of $111.88 on November 18, 2022; and (e) 25,426 shares with the value realized on vesting using the Ashland Common Stock closing price of $86.82 on September 1, 2023.

(iii) Dr. Musa received (a) 6,306 shares with the value realized on vesting using the Ashland Common Stock closing price of $108.93 on November 14, 2022; (b) 853 shares with the value realized on vesting using the Ashland Common Stock closing price of $111.68 on November 15, 2022; (c) 1,415 shares with the value realized on vesting using the Ashland Common Stock closing price of $110.74 on November 17, 2022; and 1,095 shares with the value realized on vesting using the Ashland Common Stock closing price of $111.88 on November 18, 2022.

(iv) Mr. Chong received (a) 632 shares with the value realized on vesting using the Ashland Common Stock closing price of $110.74 on November 21, 2022; (b) 875 shares with the value realized on vesting using the Ashland Common Stock closing price of $111.88 on November 22, 2022; and (c) 5,446 shares with the value realized on vesting using the Ashland Common Stock closing price of $108.42 on January 3, 2023.

(v) Mr. Kalyana received (a) 580 shares with the value realized on vesting using the Ashland Common Stock closing price of $110.74 on November 17, 2022; (b) 853 shares with the value realized on vesting using the Ashland Common Stock closing price of $111.88 on November 18, 2022; (c) 275 shares with the value realized on vesting using the Ashland Common Stock closing price of $89.97 on August 3, 2023; and (d) 2,030 shares with the value realized on vesting using the Ashland Common Stock closing price of $86.03 on August 18, 2023.

(vi) Ms. Wang received (a) 827 shares with the value realized on vesting using the Ashland Common Stock closing price of $111.88 on November 18, 2022; (b) 631 shares with the value realized on vesting using the Ashland Common Stock closing price of $110.76 on November 21, 2022; and (c) 5,052 shares with the value realized on vesting using the Ashland Common Stock closing price of $102.22 on February 22, 2023.

(4)
The amounts reported in this column represents the market value on the vesting date of the shares that vested, without regard to any related tax obligations. Market value was determined using the closing price per share of Ashland Common Stock on the vesting date.

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NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth certain information for each of the named executive officers regarding non-qualified deferred compensation for fiscal 2023:

Name	Executive Contributions in Last FY ($)	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions In Last FY ($)	Aggregate Balance at September 30, 2023 ($)
Guillermo Novo	332,124	232,312	42,644	-	1,448,712
J. Kevin Willis	-	90,577	(304,668)	-	2,853,182
Osama M. Musa	280,773	58,004	47,798	-	737,306
Min S. Chong	87,401	43,085	(2,657)	-	279,538
Ashok Kalyana	334,645	31,910	61,013	-	712,400
Xiao Lan Wang	23,740	20,083	898	-	44,720

(1)
The values relate to the Non-Qualified Defined Contribution Plan contribution equivalent to a base contribution of 4% and a matching contribution of 4% on annual incentive compensation and eligible earnings in excess of limits established under Code Section 401(a)(17) and not permitted in the qualified 401(k) plan.
(2)
Aggregate earnings are composed of interest, dividends, capital gains and appreciation/depreciation of investment results. These earnings are not included in the “Summary Compensation Table” in this Proxy Statement.

Ashland Deferred Compensation Plan for Employees (Employee Deferral Plan)

The Employee Deferral Plan is an unfunded, non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may elect to have up to 50% of base pay and up to 75% of their annual cash incentive compensation contributed to the plan. Elections to defer compensation generally must be made in the calendar year prior to the calendar year in which the compensation is earned.

Participants elect how to invest their account balances from among a diverse set of mutual fund offerings and a hypothetical Ashland Common Stock Fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the plan. Investments in the Ashland Common Stock Fund may not be changed and must be distributed as Ashland Common Stock. In all other events, participants may freely elect to change their investments. Withdrawals are generally allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as lump sum or installments per election) and at a specified time (paid as single sum). In addition, for pre-2005 contributions, participants may elect to have withdrawals paid in a lump sum (subject to a penalty of up to 10%).

In the event of a change in control, participants will receive an automatic lump sum distribution with respect to deferrals made before January 1, 2005 and will receive distributions with respect to deferrals made following January 1, 2005 in accordance with each employee’s election.

Non-Qualified Defined Contribution Plan for Certain Employees (NQDCP)

On September 22, 2016, the Compensation Committee froze the Non-Qualified Supplemental Defined Contribution Plan for Certain Employees to future benefits as of September 30, 2016. In connection with such freeze, the Compensation Committee adopted the NQDCP to continue to provide benefits for a select group of management or highly compensated Ashland employees that supplements the limitation on compensation imposed by Section 401(a)(17) of the Code (including successor provisions thereto) on qualified Ashland Employee Savings Plan contributions.

The NQDCP is an unfunded, non-qualified plan that provides a base contribution of 4% and a matching contribution of 4%, in each case, on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the qualified 401(k) plan. The account balance may be invested in the mutual funds available in the Employees’ Deferral Plan. The benefit payable under the NQDCP will be made in installments or as a lump sum based on distribution elections. Withdrawals outside of distribution elections are allowed for an unforeseeable emergency (single sum payment sufficient to meet the emergency) or disability (lump sum payment). Under the NQDCP, a participant will become 100% vested in his or her accounts upon a change in control. Named executive officers and certain other highly compensated participants cannot begin to receive distributions for six months following separation from service. All of the named executive officers participated in the NQDCP in fiscal 2023.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Senior Leadership Severance Plan

In fiscal year 2022, the Committee approved a new plan, the Senior Leadership Severance Plan. The Senior Leadership Severance Plan provides benefits in the event of a termination of employment or change in control (“CIC”). These benefits are similar to the benefits previously provided under the Severance Pay Plan and Salary Continuation Plan.

In the case of a CIC, severance benefits are payable only if both parts of the “double trigger” are satisfied. That is, (i) there must be a CIC of the Company, and (ii) the NEO must (a) be involuntarily terminated without cause, or (b) the NEO must initiate the termination for good reason.

Benefits provided under the Senior Leadership Severance Plan are conditioned on the executive executing a release of claims. The general release may provide that the executive agrees to certain non-compete, non-solicitation, confidentiality and similar covenants set forth in the release agreement.

Situation	Position	Severance (1)	Prior FY AIP(1)	Current FY AIP(1)	COBRA Coverage(2)
Non-CIC Termination of Employment Without Cause	CEO	2x Annual Base Salary	Unpaid Annual Incentive earned for Prior Fiscal Year	Pro-rata Target Annual Incentive for the Current Fiscal Year

Duration for the shorter of (i) the number of months corresponding to the years (and fractions thereof) of the severance multiple, (ii) the applicable COBRA continuation period; or (iii) the date on which the executive becomes eligible for third-party coverage

	Other NEOs	1.5x Annual Base Salary
CIC Termination of Employment without Cause or Good Reason	CEO	3x Annual Base Salary + Target AIP			Duration for the shorter of (i) the applicable COBRA continuation period or (ii) the date on which the executive becomes eligible for third-party coverage
	Other NEOs	2x Annual Base Salary + Target AIP

(1)
Lump sum payment.
(2)
Ashland continuing to subsidize its share of the premium for the same period and an additional cash payment equal to the subsidized premiums for the number of months, if any, by which the severance multiple exceeds the COBRA continuation period.

In addition to these severance payments, under either of the situations described in the table above, the NEOs are eligible to receive outplacement services for up to one year and continued financial planning for the year of termination. In the event an executive is terminated without cause or initiates termination for good reason following a CIC, the Company shall also (i) reimburse the executive for any legal fees or expenses incurred during his or her lifetime to enforce payment of benefits under the Senior Leadership Severance Plan and (ii) pay or provide, to the extent not already paid or provided, any other amounts or benefits to which the executive is entitled under any Company plan, program, policy, practice, contract, or agreement.

Potential Payments upon Termination or Change in Control Table

The following table summarizes the estimated amounts payable to each named executive officer in the event of a termination from employment or change in control as of September 30, 2023. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each named executive officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2023, the last day of fiscal 2023. Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. The actual amounts that would be paid to a named executive officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

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	Potential Payments upon Termination or Change in Control
Name/Kinds of Payments	Termination prior to a Change in Control of Company without Cause ($)	Death and Disability ($)(1)	Voluntary Resignation or Involuntary Termination for Cause ($)(2)	Retirement(3)	Change in Control without Termination ($)(4)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($)(5)
Guillermo Novo
Cash Severance(6)	2,257,000	-	-	-	-	7,448,100
Restricted Stock(7)	2,226,678	2,226,678	-	-	-	3,166,652
Performance Stock(8)	4,812,831	4,812,831	-	-	-	7,335,109
Incentive Compensation(9)	101,565	101,565	-	101,565	101,565	101,565
Welfare Benefit	25,468	-	-	-	-	25,468
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	26,000	-	-	-	-	26,000
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	-
Total	9,454,742	7,141,074	-	101,565	101,565	18,108,094
J. Kevin Willis
Cash Severance(6)	945,405	-	-	-	-	2,395,026
Restricted Stock(7)	689,543	689,543	-	689,543	-	972,761
Performance Stock(8)	1,519,085	1,519,085	-	1,519,085	-	2,284,100
Incentive Compensation(9)	42,544	42,544	-	42,544	42,544	42,544
Welfare Benefit	33,855	-	-	-	-	33,855
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	15,000	-	-	-	-	15,000
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	-
Total	3,250,631	2,251,171	-	2,251,171	42,544	5,748,486
O. Musa
Cash Severance(6)	764,145	-	-	-	-	1,783,005
Restricted Stock(7)	383,079	383,079	-	-	-	383,079
Performance Stock(8)	829,297	829,297	-	-	-	829,297
Incentive Compensation(9)	28,656	28,656	-	28,656	28,656	28,656
Welfare Benefit	20,684	-	-	-	-	20,684
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	15,000	-	-	-	-	15,000
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	-
Total	2,046,061	1,241,032	-	28,656	28,656	3,064,921
Min S. Chong
Cash Severance(6)	670,920	-	-	-	-	1,431,296
Restricted Stock(7)	852,331	852,331	-	-	-	852,331
Performance Stock(8)	588,586	588,586	-	-	-	588,586
Incentive Compensation(9)	20,128	20,128	-	20,128	20,128	20,128
Welfare Benefit	33,667	-	-	-	-	33,667
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	15,000	-	-	-	-	15,000
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	-
Total	2,185,831	1,461,045	-	20,128	20,128	2,946,207
A. Kalyana
Cash Severance(6)	654,945	-	-	-	-	1,397,216
Restricted Stock(7)	605,657	605,657	-	-	-	605,657
Performance Stock(8)	471,865	471,865	-	-	-	471,865
Incentive Compensation(9)	268,162	268,162	-	268,162	268,162	268,162
Welfare Benefit	33,667	-	-	-	-	33,667
Outplacement	5,200	-	-	-	-	5,200
Financial Planning	15,000	-	-	-	-	15,000
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	-
Total	2,054,496	1,345,685	-	268,162	268,162	2,796,767
X. Wang(11)
Cash Severance(6)	-	-	-	-	-	-
Restricted Stock(7)	-	-	-	-	-	-
Performance Stock(8)	463,452	-	-	-	-	463,452
Incentive Compensation(9)	-	-	-	-	-	-
Welfare Benefit	-	-	-	-	-	-
Outplacement	-	-	-	-	-	-
Financial Planning	-	-	-	-	-	-
Severance Cutback(10)	N/A	N/A	N/A	N/A	N/A	-
Total	463,452	-	-	-	-	463,452

(1)
For purposes of the information reported in this column, it is assumed that the NEO incurred a disabling event and termination of employment on September 30, 2023. Executives receive benefits pursuant to Ashland’s standard Long-Term Disability Plan which applies to substantially all of Ashland’s employees. Subject to coordination with other income received while disabled, the Long-Term Disability Plan provides a benefit equal to 60% of base compensation and is limited in 2023 to $12,000 per month. If the NEO died, his or her beneficiaries would receive the same accelerated vesting of the Performance Units as the named executive officer would in the event of disability. Under the EPIRP award agreements, if a NEO is terminated due to disability, the entire award will vest.

efficacy usability allure integrity profitability™ 43

(2)
Ashland does not maintain any plans or arrangements that would provide additional or enhanced benefits to the NEOs solely as a result of a voluntary termination of employment.
(3)
The requirements for retirement and receiving benefits under the retirement plans are 55 years of age or older and 10 years of service with the Company.
(4)
For purposes of the information reported in this column, it is assumed that all equity and non-equity awards are replaced, substituted or assumed in connection with the change in control. Under the Employees’ Deferral Plan, in the event of a change in control, the named executive officers will receive an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on or after January 1, 2005 will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. To the extent that an executive’s account is invested in hypothetical shares of Ashland Common Stock, those shares would be valued at the highest price for which Ashland Common Stock closed during the 30 days preceding the change in control. Under the NQDCP, a participant will become 100% vested in his or her accounts upon a change in control.
(5)
A termination after a change in control assumes a termination at September 30, 2023 and the change in control occurring at an earlier time. Therefore, the amounts provided in this column include the amounts provided in the “Change in Control without Termination” column.
(6)
Represents amounts and benefits payable or provided pursuant to the Senior Leadership Severance Plan, as applicable, each as described further below, financial planning services provided pursuant to Ashland policy for any NEOs without a change in control agreement, and payment for accrued but unused vacation time for each of our NEOs, in accordance with Ashland policy.
(7)
Pursuant to the RSU award agreements under the 2018 Omnibus Plan and 2021 Omnibus Plan, provided such RSUs are assumed or replaced in connection with a change in control, RSUs only become immediately vested upon a qualifying termination in the two-year period following a change in control. Additionally, under the 2018 Omnibus Plan and 2021 Omnibus Plan, unvested RSUs will be pro-rated through the last day worked and the vesting would be accelerated. Finally, as part of the Senior Leadership Severance Plan, the Compensation Committee approved the acceleration of a pro-rated amount of RSUs in the case of a termination without cause. As such, that accelerated number is included in the “Termination prior to a “Change in Control of Company without Cause” column. Values provided are based on the closing price of Ashland Common Stock of $81.68 as reported on the NYSE on September 29, 2023.
(8)
The LTIPP amounts identified in all of the columns are based on the actual results for the fiscal 2021-2023 performance period as this performance period is complete (payout at 34.3%) and target results for the fiscal 2022-2024 and 2023-2025 performance periods, as these performance periods are not complete. If one of the events represented by the columns titled “Termination prior to a Change in Control of Company without Cause,” “Death and Disability,” and “Retirement” occurred, the payments would be prorated based on service during the performance period. If a Termination after Change in Control of the Company without cause or by the Executive for Good Reason occurred, the payments would NOT be prorated.

The amounts reported in the columns titled “Change in Control without Termination,” and “Termination after Change in Control of the Company without cause or by the Executive for Good Reason” pertain to the LTIPP PSUs. Pursuant to the 2018 Omnibus Plan and the 2021 Omnibus Plan and the PSU award agreements thereunder, in the event of a change in control prior to the vesting date for the fiscal 2022-2024 and 2023-2025 LTIPP PSUs, if provision for the assumption or substitution of the PSUs is made, then the PSUs will convert into a number of time-based, stock settled RSUs, with such number determined based upon actual achievement of the performance goals through the date of the change in control (without pro-ration), and such RSUs shall continue to vest; provided that, in the event that the participant’s service is terminated without cause or for “good reason,” and not as a result of the NEO’s disability or death, during the two-year period beginning on the date of the change in control, then such RSUs shall immediately vest in full upon the date of such termination.

(9)
The amounts identified in the Incentive Compensation row of the columns titled “Termination prior to a Change in Control of Company without Cause,” “Death and Disability,” and “Retirement” represent a payment of the fiscal 2023 annual incentive compensation based on actual results for the entire performance period. Upon a change in control, in the Compensation Committee’s discretion, the incentive award will vest based on the greater of actual results or pro-rated target performance. The amounts identified in the Incentive Compensation row of the “Change in Control without Termination” column are based on actual performance for the 2023 annual incentive award without pro-ration since the entire performance period was completed as of September 30, 2023.
(10)
Mr. Novo is over his Parachute Limit under Sections 4999 and 280G of the Internal Revenue code if a CIC occurs with a qualifying termination. However, a reduction in payments will not result in a greater overall net after-tax benefit, so a cutback will not be applied.
(11)
Future potential payouts remain for Ms. Wang’s PSU awards which were granted on November 18, 2021 and November 17, 2022. Based on the amount of time Ms. Wang was employed during these award periods, she is eligible to receive 2,167 and 922 shares, respectively, assuming 100% achievement of company RONA and RTSR metrics. Any payments issued to Ms. Wang in relation to these future PSU vestings through December 2025 would include protection of any duplicate taxes owed.

Executive Change in Control Agreements

Messrs. Novo and Willis have executed change in control agreements in January 2020 and October 2015 respectively with Ashland. These agreements describe the payments and benefits to which the executive is entitled in the event of a qualifying termination of employment within the two-year period following a change in control of Ashland.

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If within two years after a change in control (see the “Definitions” section below) an executive’s employment is terminated without cause or the executive terminates employment for good reason (see the “Definitions” section below), the executive is entitled to the following:

Benefit	CEO	Other NEOs
Base Compensation

Three times the sum of his or her highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination.

Two times the sum of his or her highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination.

Medical, dental and group life

Ashland continues to subsidize its share of the premium for the same severance period and an additional cash payment equal to the subsidized premiums for the number of months, if any, by which the severance multiple exceeds the COBRA continuation period.

Ashland continues to subsidize its share of the premium for the same severance period and an additional cash payment equal to the subsidized premiums for the number of months, if any, by which the severance multiple exceeds the COBRA continuation period.

Performance Units	Full payment at target in cash of any then-outstanding Performance Unit awards granted under the LTIPP (less any amounts already paid under the LTIPP because of the change in control).	Full payment at target in cash of any then-outstanding Performance Unit awards granted under the LTIPP (less any amounts already paid under the LTIPP because of the change in control).

Restricted Units	Immediate vesting of all outstanding RSE/RSUs.	Immediate vesting of all outstanding RSE/RSUs.

Incentive Compensation

Payment in cash of any earned incentive compensation for completed performance periods not already paid and pro-rata payment of any incentive compensation at target level for the fiscal year in which the termination occurs.

Payment in cash of any earned incentive compensation for completed performance periods not already paid and pro-rata payment of any incentive compensation at target level for the fiscal year in which the termination occurs.

Outplacement	Outplacement services for one year after termination and financial planning for the calendar year in which the termination occurs.	Outplacement services for one year after termination and financial planning for the calendar year in which the termination occurs.

Vacation	Payment of all unused, earned and accrued vacation in a lump sum.	Payment of all unused, earned and accrued vacation in a lump sum.

As a condition to receiving the benefits and compensation payable under the agreement, each NEO has agreed for a period of 24 months (36 months for the CEO) following termination following a change in control other than by reason of death or disability, for cause or voluntary termination without good reason, absent prior written consent of Ashland’s General Counsel, to refrain from engaging in competitive activity against Ashland; and to refrain from soliciting persons working for Ashland, soliciting customers of Ashland or otherwise interfering with Ashland’s business relationships. Pursuant to the agreement, each executive has also agreed not to disclose Ashland’s confidential information, subject to limited exceptions. If an executive breaches the agreement, Ashland has the right to recover benefits that have been paid to the executive. Finally, an executive may recover legal fees and expenses incurred as a result of Ashland’s unsuccessful legal challenge to the agreement or the executive’s interpretation of the agreement.

Definitions

“Cause” is any of the following:

•
Willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);
•
Willfully engaging in gross misconduct materially and demonstrably injurious to Ashland after a written demand to cease such misconduct; or

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•
Conviction or plea of nolo contendere for a felony involving moral turpitude.

To be terminated for cause, the Board of Directors must pass a resolution by three quarters vote finding that the termination is for cause.

“Good reason” includes any of the following that occurs after a change in control:

•
Significant diminution of position, duties, responsibilities, or status;
•
Reduction to base salary of at least 15%;
•
Relocation exceeding 50 miles;
•
Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Ashland securities; or
•
Material breach by the Company of the executive change in control agreement or a failure by the Company to assume such agreement.

“Change in control” is a complex definition, but may be summarized to include any of the following:

•
The consolidation or merger of Ashland into an unrelated entity in which the former Ashland stockholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the holders of Ashland’s common stock before the merger have substantially the same proportionate ownership of common stock in the entity immediately after the merger;
•
The sale, lease, exchange or other transfer of 80% or more of Ashland’s assets;
•
A stockholder approved liquidation or dissolution;
•
The acquisition of 20% or more of the outstanding shares of Ashland by an unrelated person without approval of the Board; or
•
Changes to Ashland’s Board during two consecutive years that result in a majority of the Board changing from its membership at the start of such two-consecutive year period, unless two-thirds of the remaining directors at the start of such two consecutive year period voted to approve such changes.

Incentive Compensation, RSE/RSUs and PSUs

On July 15, 2015, the Compensation Committee approved an amendment to the 2015 Incentive Plan, which provides for the Committee to have the option to grant awards under the 2015 Incentive Plan with double-trigger change in control provisions set forth in an award agreement. The default under the 2015 Incentive Plan is a single-trigger change in control provision. In connection with this amendment, the Committee also approved forms of the award agreements generally containing the double-trigger change in control vesting provision in the event of a termination without cause within one year following a change in control, which we refer to as the “2015 Amended Award Agreements”. All awards granted to named executive officers under the 2015 Incentive Plan since this amendment have used the 2015 Amended Award Agreements. Other than this change, the 2015 Amended Award Agreements are substantially similar to the prior award agreements.

On January 25, 2018, stockholders approved the 2018 Omnibus Plan. Under the 2018 Omnibus Plan, in the event provision is made in connection with the change in control for the assumption or substitution of awards previously granted, the award agreements for the 2018 Omnibus Plan provide for double-trigger vesting provisions for each award type upon termination without cause or a resignation for good reason within one year following a change in control.

If the awards are not assumed or substituted in connection with the change in control, awards previously granted will be treated as follows:

•
All PSUs, cash incentive awards and awards designated as performance compensation awards would, in each case as specified in the applicable award agreement or otherwise, either (a) be canceled and terminated without any payment or consideration therefor or (b) automatically vest based on actual achievement of any applicable performance goals through the date of the change in control, as determined by the Compensation Committee in its sole discretion, or achievement of target performance levels (or the greater of actual achievement of any applicable performance goals through the date of the change in control, as determined by the Compensation Committee in its sole discretion, and target performance levels). In the case of vesting based on target performance levels, however, such awards would also be prorated for the portion of the performance period elapsed prior to the change in control.
•
All other outstanding awards would automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto would lapse as of immediately prior to such change in control and will be paid out at the earliest time permitted under the terms of the applicable agreement, plan, or arrangement that will not trigger a tax or penalty under Section 409A of the Code.

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For purposes of the above descriptions, the term “change in control” is defined in the applicable plan or, in the case of the 2018 Omnibus Plan, in either the plan or the award agreements, and has substantially the same meaning as it does in the executive change in control agreements. In addition, the award agreements and incentive plans provide for forfeiture and clawbacks in the event the participant breaches certain non-compete, non-solicitation and confidentiality (subject to whistleblower protections) covenants.

For purposes of the above descriptions, the term without “cause” has substantially the same meaning as it does in the executive change in control agreements, and the term “good reason” means the occurrence of either a reduction to base salary of at least 15% or a relocation exceeding 50 miles.

SERP, Excess Plans, Qualified Pension Plan, Employees’ Deferral Plan and Non-Qualified Defined Contribution Plan

For payments and benefits under the Employees’ Deferral Plan and the Non-Qualified Defined Contribution Plan, except in the event of a change in control, see the “Non-Qualified Deferred Compensation” table and the narrative thereunder in this Proxy Statement.

After a Change in Control

The term “change in control” is defined in the Employees’ Deferral Plan and the Non-Qualified Defined Contribution Plan and has substantially the same meaning as it does in the executive change in control agreements. Under the Employees’ Deferral Plan, a change in control results in an automatic lump sum distribution of the benefit for deferrals made before January 1, 2005. Deferrals made on and after January 1, 2005, will not be automatically distributed upon a change in control, but rather will be distributed pursuant to each employee’s election and valued at the time of the distribution. Under the NQDCP, a participant will become one hundred percent (100%) vested in his or her accounts upon a change in control.

CEO PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Guillermo Novo, our Chair and Chief Executive Officer.

For fiscal 2023,

•
The median of the annual total compensation of all employees of our company (other than our CEO) was $71,395; and
•
The annual total compensation of our CEO, as reported in the “Summary Compensation Table” on page 35 of this Proxy Statement was $6,971,609.

Based on this information for fiscal 2023, the ratio of the annual total compensation of Mr. Novo to the median of the annual total compensation of all employees was 97.65:1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee” for this purpose, the methodology and the material assumptions, adjustments and estimates that were used were as follows:

•
Our employee population and company structure did not significantly change from our determination of CEO pay ratio in July 2022. During our last calculation of this ratio, we selected July 31, 2022 as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee given the global scope of our operations.
•
We determined that, as of July 31, 2023, our employee population for pay ratio disclosure purposes consisted of approximately 3,800 employees. We applied the 5% exclusion rule to employees in certain jurisdictions outside of the U.S. which eliminated 168 employees in the following countries: Argentina – 5, Australia – 3, Austria – 1, Colombia – 7, Czech Republic – 1, Hungary – 1, Indonesia – 7, Ireland – 19, Italy – 12, Japan – 15, Philippines – 2, Singapore – 9, South Korea – 14, Spain – 5, Sweden – 1, Switzerland – 20, Taiwan – 1, Thailand – 16, Turkey – 22, United Arab Emirates – 4 and Vietnam – 3. We did not include workers employed and compensated by a third party.
•
To identify the median employee from our employee population, we used compensation consisting of base wages, overtime, shift differentials, lump sum merit payments, designated paid time off, including holiday pay, bereavement pay, vacation pay, and annual cash incentive.
•
In making these determinations, we took actual pay from August 1, 2022 to July 31, 2023 without annualization. We did not utilize any statistical sampling or cost-of-living adjustments when identifying the median employee. We converted all eligible earnings to U.S. dollars.

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•
Based on the CEO pay ratio calculated in July 2022, we updated our median employee annual total compensation to the $71,395 for July 2023.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above, which were chosen from a wide range of permissible methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions, and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

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PAY VERSUS PERFORMANCE

The following table sets forth the relationship between executive compensation actually paid and the financial performance of the Company in accordance with SEC rules. It includes compensation for our Principal Executive Officer (“PEO”), Mr. Guillermo Novo, and the average compensation for all other NEOs, or the non-PEO NEOs.

Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)	Adjusted EBITDA (millions)(4)
					Total Shareholder Return ($)(3)	Peer Group Total Shareholder Return ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$6,971,609	$239,756	$2,180,569	$607,649	$120	$135	$178	$452
2022	$9,317,202	$12,896,115	$2,070,778	$2,629,583	$137	$114	$927	$625
2021	$7,597,903	$9,133,390	$1,718,056	$1,937,347	$127	$128	$220	$568

(1)
The following individuals are our PEO and other NEOs for each fiscal year:

Fiscal Year	PEO(s)	Non-PEO NEOs
2023	Guillermo Novo	J. Kevin Willis, Osama M. Musa, Min S. Chong, Ashok Kalyana, Xiao L. Wang
2022	Guillermo Novo	J. Kevin Willis, Osama M. Musa, Min S. Chong, Ashok Kalyana
2021	Guillermo Novo	J. Kevin Willis, Osama M. Musa, Min S. Chong, Eric N. Boni, Peter J. Ganz, Keith C. Silverman

(2)
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	FY 2021		FY 2022		FY 2023
Adjustments	PEO	Avg. non-PEO NEO	PEO	Avg. non-PEO NEO	PEO	Avg. non-PEO NEO
Summary Compensation table total for applicable year.	$7,597,903	$1,718,056	$9,317,202	$2,070,778	$6,971,609	$2,180,569
Decrease for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	($5,070,529)	($689,800)	($5,813,052)	($1,091,034)	($5,454,895)	($1,266,710)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End. RSU values include RSUs attributable to reinvested Dividend Equivalents	$5,552,278	$763,999	$5,496,450	$1,031,613	$2,480,910	$434,862
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$0	$0	$0	$0	$0	$29,299
Increase (decrease) for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$613,358	$75,953	$3,309,374	$368,466	($5,624,508)	($809,270)
Increase (decrease) for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$440,380	$87,417	$586,141	$78,210	$1,619,255	$76,486
Decrease of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	$0	($26,335)	$0	$0	$0	($56,609)

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Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$0	$0	$0	$0	$247,385	$19,022
Increase (decrease) for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	$0	$8,057	$0	$171,550	$0	$0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$9,133,390	$1,937,347	$12,896,115	$2,629,583	$239,756	$607,649

(3)
TSR is cumulative for the measurement periods beginning on October 1, 2020, and ending on September 30, 2021, September 30, 2022, and September 30, 2023, calculated in accordance with Item 201(e) of Regulation S-K. The Peer Group TSR column consists of 57 companies within the S&P 500 Materials (large-cap) and the S&P MidCap 400 Materials (our “Peer Group – Materials”), which is the industry specific peer group in our 10-K.

(4)
“Adjusted EBITDA” is a non-GAAP measure used for purposes of our Annual Incentive Plan. A reconciliation of this non-GAAP financial measure to results in accordance with GAAP can be found in Appendix to this Proxy Statement.

Pay versus Performance Relationship

See the Compensation Discussion & Analysis on page 20 for a description of how our Compensation Committee assesses the relationship between executive compensation and performance.

The chart below provides a comparison between (i) the total stockholder return of Ashland and our Peer Group – Materials assuming a fixed $100 initial investment on October 1, 2020 and reinvestment of dividends, and (ii) the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs for the fiscal years ended September 30, 2021, September 30, 2022, and September 30, 2023.

Company TSR and Peer Group - Materials TSR vs.
Compensation Actually Paid
Cumulative TSR (On Fixed $100 Investment)
$160
$140
$120
$100
$80
$60
$40
$20
$0
$1,40,00,000
$1,20,00,000
$1,00,00,000
$80,00,000
$60,00,000
$40,00,000
$20,00,000
$0
Compensation Actually Paid
FY 2020
FY 2021
FY 2022
FY 2023
PEO Compensation Actually Paid
Avg non-PEO NEO Compensation Actually Paid
Ashland TSR
Peer Group - Materials TSR

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	FY 2020	FY 2021	FY 2022	FY 2023
Ashland TSR	$100	$127	$137	$120
Peer Group - Materials TSR	$100	$128	$114	$135
PEO Compensation Actually Paid		$9,133,390	$12,896,115	$239,756
Avg non-PEO NEO Compensation Actually Paid		$1,937,347	$2,629,583	$607,649

The chart below provides a comparison between (i) Ashland’s Adjusted EBITDA and (ii) compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs for the fiscal years ended September 30, 2021, September 30, 2022, and September 30, 2023.

Adjusted EBITDA vs. Compensation Actually Paid
$700
$600
$500
$400
$300
$200
$100
$0
Adjusted EBITDA (in millions)
$1,40,00,000
$1,20,00,000
$1,00,00,000
$80,00,000
$60,00,000
$40,00,000
$20,00,000
$0
Compensation Actually Paid
FY 2021
FY 2022
FY 2023
PEO Compensation Actually Paid
Avg non-PEO NEO Compensation Actually Paid
Adj. EBITDA (in millions)

	FY 2021	FY 2022	FY 2023
Adj. EBITDA (in millions)	$568	$625	$452
PEO Compensation Actually Paid	$9,133,390	$12,896,115	$239,756
Avg non-PEO NEO Compensation Actually Paid	$1,937,347	$2,629,583	$607,649

The chart below provides a comparison between (i) Ashland’s Net Income and (ii) compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs for the fiscal years ended September 30, 2021, September 30, 2022, and September 30, 2023.

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Net Income vs. Compensation Actually Paid
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Net Income (in millions)
$1,40,00,000
$1,20,00,000
$1,00,00,000
$80,00,000
$60,00,000
$40,00,000
$20,00,000
$0
Compensation Actually Paid
FY 2021
FY 2022
FY 2023
PEO Compensation Actually Paid
Avg non-PEO NEO Compensation Actually Paid
Net Income (in millions)

	FY 2021	FY 2022	FY 2023
Net Income (in millions)	$220	$927	$178
PEO Compensation Actually Paid	$9,133,390	$12,896,115	$239,756
Avg non-PEO NEO Compensation Actually Paid	$1,937,347	$2,629,583	$607,649

Performance Measures

The following performance measures are the most important used by the Company to link executive compensation actually paid to the NEOs to company performance during the year ended September 30, 2023. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

Company-selected performance measures:
Adjusted EBITDA
Return on Net Assets (“RONA”)
Relative TSR compared to the S&P 400 Index

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PROPOSAL TWO

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has recommended to the Board, and the Board has approved, the appointment of Ernst and Young,LLP (“EY”) to audit Ashland’s Consolidated Financial Statements and Internal Controls Over Financial Reporting for fiscal 2024, subject to ratification by the stockholders at the Annual Meeting. The Audit Committee believes that the continued retention of EY to serve as Ashland’s independent registered public accounting firm is in the best interests of Ashland and its stockholders. In making such a determination, the Audit Committee considers, among other things, an evaluation of EY’s performance, qualifications, independence, tenure, and appropriateness of fees, as well as the potential impact of changing auditors.

The following table presents fees for professional services rendered by EY for fiscal years 2023 and 2022.

	2023	2022
Audit Fees(1)	$5,520,000	$5,378,000
Audit-Related Fees(2)	25,000	299,000
Tax Fees(3)	117,000	300,000
Total Other Fees(4)	-	-
Total	$5,662,000	$5,977,000

(1)
Audit fees for fiscal 2023 and 2022 include fees and expenses associated with the annual audit of Ashland’s consolidated financial statements and internal controls over financial reporting and interim reviews of Ashland’s consolidated financial statements. Audit fees also include fees associated with various audit requirements of Ashland’s foreign subsidiaries (statutory requirements) and agreed upon procedures reports that are required to be issued by Ashland’s independent registered public accounting firm. Audit fees in 2023 and 2022 also included fees related to registration statements, including comfort letters, consents and assistance with and review of documents filed with the SEC.
(2)
Audit-related fees in 2023 and 2022 included agreed upon procedure reports and due diligence activities associated with potential acquisition and divestiture activities.
(3)
Tax fees include fees principally incurred for assistance with U.S. and international tax planning and compliance.
(4)
There were no other fees.

Representatives of EY will attend the Annual Meeting to respond to questions from stockholders and will be given the opportunity to make a statement.

The stockholders are being asked to ratify the Audit Committee’s appointment of EY. The appointment of EY will be ratified if votes cast in its favor exceed votes cast against it. Abstentions will not be counted as votes cast either for or against the proposal. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of Ashland and its stockholders.

If no voting specification is made on a properly returned or voted proxy card, Guillermo Novo or Robin E. Lampkin (proxies named on the proxy card) will vote FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal 2024.

The Board of Directors unanimously recommends a vote FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal 2024.

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AUDIT COMMITTEE REPORT

The Audit Committee currently is composed of five independent directors and operates under a written charter adopted by the Board of Directors. At its November 2023 meeting, the Board determined that all current Audit Committee members—Ms. Main and Messrs. Cummins, Joseph, Peribere and Pedreiro—are independent as defined by SEC rules, the listing standards of the New York Stock Exchange, which apply to Ashland, and Ashland’s Standards. The Board also determined that each member of the Audit Committee is an audit committee financial expert as defined by SEC rules.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to the integrity of the Company’s financial statements and financial reporting process, the integrity of the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function and independent auditors, the independent auditors’ qualifications, independence and audit of the Company’s financial statements, the Company’s risk management policies and processes, including cybersecurity risks, the Company’s financial affairs, including capital allocation framework, prioritization, significant decisions and risk considerations, and legal and regulatory compliance requirements. The Audit Committee through its Chair is also directly involved in the selection of the independent auditor’s lead engagement partner, which occurs every five years. The Company's lead engagement partner rotation occurred in October 2020 for the fiscal 2021 audit.

During fiscal 2023, the Audit Committee met eight times, including teleconferences to discuss and review Ashland’s quarterly financial performance, associated news releases, quarterly reports on Form 10-Q and annual report on Form 10-K.

The Company’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

Ernst & Young LLP (“EY”), an independent registered public accounting firm, was engaged to audit Ashland’s consolidated financial statements for fiscal 2023 and to issue an opinion on whether such statements present fairly, in all material respects, Ashland’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY was also engaged to audit and to issue an opinion on the effectiveness of Ashland’s internal control over financial reporting. Prior to any engagement of EY by Ashland, the engagement was approved in accordance with established policies and procedures. The Audit Committee reviewed and discussed with management and EY the audited financial statements, management’s assessment of the effectiveness of Ashland’s internal control over financial reporting, and EY’s evaluation of Ashland’s internal control over financial reporting. The Audit Committee further reviewed EY’s judgment as to the quality and acceptability of Ashland’s accounting principles, financial reporting process and controls and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed EY’s independence from management and Ashland including the matters in the written disclosures required by the PCAOB.

The Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide non-audit services. The Audit Committee must pre-approve any non-audit services performed by the independent registered public accounting firm. In circumstances where the engagement of independent auditors to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the additional services is required by the Audit Committee Chair prior to the engagement of the independent auditors for those services and must be subsequently approved by the Audit Committee at its next meeting. In fiscal 2023, approval was sought and granted to EY to perform certain non-audit related services. The Audit Committee has considered whether the provision of audit-related and other non-audit services by EY is compatible with maintaining EY’s independence and has concluded that EY’s independence is not compromised by providing such services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Ashland’s consolidated financial statements be accepted for inclusion in its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, for filing with the SEC.

AUDIT COMMITTEE

Susan L. Main, Chair

Brendan M. Cummins

Wetteny Joseph

Sergio Pedreiro

Jerome A. Peribere

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that Ashland specifically incorporates the Audit Committee Report by reference therein.

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PROPOSAL THREE

NON-BINDING ADVISORY
RESOLUTION APPROVING THE COMPENSATION
PAID TO ASHLAND’S NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, the stockholders of Ashland are entitled to vote, on a non-binding advisory basis, at the Annual Meeting, on a resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

In January 2023, Ashland’s Board approved a resolution providing that the executive compensation vote described in this Proposal Three shall be submitted to the stockholders annually.

Accordingly, the stockholders are being asked to vote upon, and the Board has approved and unanimously recommends, the following non-binding advisory resolution:

RESOLVED, that the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on Ashland, Ashland’s Board or the Compensation Committee.

As described more fully in the “Compensation Discussion and Analysis” section on page 20 of this Proxy Statement, Ashland’s executive compensation program is designed to attract, motivate and retain individuals with the skills required to formulate and drive Ashland’s strategic direction and achieve short-term and long-term performance goals necessary to create stockholder value.

Ashland has several governance programs in place to align executive compensation with stockholder interests and mitigate risks in its plans. These programs include: stock ownership guidelines, limited perquisites, an anti-hedging policy, an anti-pledging policy and a clawback policy.

The non-binding advisory resolution regarding the compensation of the named executive officers described in this Proposal Three shall be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution. Abstentions and broker non-votes will not be counted as either votes cast for or against the resolution.

If no voting specification is made on a properly returned or voted proxy card, Guillermo Novo or Robin E. Lampkin (proxies named on the proxy card) will vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement and described in this Proposal Three.

The Board of Directors unanimously recommends a vote FOR a non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation
Discussion and Analysis, compensation tables and narrative discussion.

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ASHLAND COMMON STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to each person known to Ashland to beneficially own more than 5% of the outstanding shares of Ashland Common Stock as of November 30, 2023.

Name and Address of Beneficial Owner	Aggregate Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)
The Vanguard Group	5,082,293	(2)	10.0%
100 Vanguard Blvd Malvern, PA 19355
BlackRock, Inc.	4,462,548	(3)	8.8%
55 East 52nd Street New York, New York 10022
Eminence Capital, LP	3,514,031	(4)	6.9%
399 Park Avenue, 25th Floor New York, New York 10022
Dimensional Fund Advisors LP	2,596,055	(5)	5.1%
Building One 6300 Bee Cave Road Austin, Texas 78746

(1)
Percentages shown are based on the 50,790,903 shares of Ashland Common Stock outstanding on November 30, 2023.
(2)
Based upon information contained in the Schedule 13F-HR filed by The Vanguard Group (“Vanguard”) with the SEC on November 14, 2023, Vanguard reported that as of September 30, 2023 it had: (a) sole investment discretion but no voting authority over 5,010,117 shares of Ashland Common Stock; (b) shared investment discretion and voting authority with Vanguard Fiduciary Trust Co. and Vanguard Investments Australia Ltd. over 6,577 and 10,063 shares of Ashland Common Stock, respectively; and (c) shared investment discretion, but no voting authority, with Vanguard Global Advisers, LLC and Vanguard National Trust Co. over 55,486 and 50 shares, respectively.
(3)
Based upon information contained in the Schedule 13F-HR filed by BlackRock, Inc. (“BlackRock”) with the SEC on November 13, 2023, BlackRock reported that as of September 30, 2023 it had sole investment discretion over 4,462,548 shares of Ashland Common Stock, of which it had sole voting authority over 4,248,108 shares of Ashland Common Stock and no voting authority over 214,439 shares of Ashland Common Stock. BlackRock reports beneficial ownership on behalf of its and the following direct and indirect investment operating subsidiaries and affiliates: BlackrRock Financial Management Inc / DE; BlackRock Investment Management (Australia) Ltd; BlackRock Asset Management Canada Ltd; BlackRock Investment Management, LLC; BlackRock Advisors LLC; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock Japan Co. Ltd; BlackRock Fund Managers Ltd.; BlackRock Investment Management (Uk) Ltd.; BlackRock (Netherlands) B.V.; BlackRock Asset Management Ireland Ltd; BlackRock Advisors (UK) Ltd; BlackRock Life Ltd; BlackRock Asset Management Schweiz Ag; and, Aperio Group, LLC.. BlackRock specifically disclaims investment discretion over the holdings reported by its investment operating subsidiaries.
(4)
Based upon information contained in the Schedule 13F-HR filed by Eminence Capital LP (“Eminence”) with the SEC on November 14, 2023, Eminence reported that it as of September 30, 2023 has sole investment discretion and voting authority over 3,514,031 shares of Ashland Common Stock.
(5)
Based on the information contained in the Schedule 13F-HR filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on November 9, 2023, Dimensional reported that as of September 30, 2023 it had: (a) sole investment discretion over 2,475,753 shares of Ashland Common Stock, of which it had sole voting authority over 2,436,597 shares of Ashland Common Stock and no voting authority over 39,156 shares of Ashland Common Stock; (b) shared investment discretion and voting authority with DFA Australia, Ltd. over 18,790 shares of Ashland Common Stock; (c) shared investment discretion with Dimensional Fund Advisors Ltd. over 9,966 shares of Ashland Common Stock, of which it had shared voting authority over 3,089 shares of Ashland Common Stock and no voting authority over 6,877 shares of Ashland Common Stock; (d) shared investment discretion and voting authority with Dimensional Fund Advisors Pte. Ltd. over 1,398 shares of Ashland Common Stock; and (e) shared investment discretion and voting authority with Dimensional Ireland Ltd. over 90,148 shares of Ashland Common Stock.

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ASHLAND COMMON STOCK OWNERSHIP OF

DIRECTORS AND EXECUTIVE OFFICERS OF ASHLAND

The following table shows, as of November 30, 2023, the beneficial ownership of Ashland Common Stock by each Ashland director, director nominee and each Ashland executive officer named in the “Summary Compensation Table” of this Proxy Statement and the beneficial ownership of Ashland Common Stock by the directors and executive officers of Ashland as a group.

Common Stock Ownership

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Guillermo Novo	87,068	*
J. Kevin Willis	81,847	*	(1)(2)
Osama M. Musa	19,437	*
Min S. Chong	16,209	*	(2)(3)
Ashok Kalyana	3,359	*
Steven D. Bishop	3,265	*	(2)(4)
Sanat Chattopadhyay(a)	—	*	(4)
Brendan M. Cummins(b)	24,593	*	(2)(4)
Suzan F. Harrison	1,922	*	(4)
Jay V. Ihlenfeld(b)	13,062	*	(4)
Wetteny Joseph	3,919	*	(4)
Susan L. Main	11,312	*	(4)
Sergio Pedreiro(a)	—	*
Jerome A. Peribere	10,415	*	(4)
Janice J. Teal	35,833	*	(2)(4)
All directors and executive officers as a group (20 people)	348,926	*	(1)(2)(3)(4)

(a)
Messrs. Pedreiro and Chattopadhyay joined the Board on July 1, 2023 and November 13, 2023, respectively.

(b)
Messrs. Cummins and Ihlenfeld will retire from the Board as of the 2024 Annual Meeting and will not stand for re-election.

As of November 30, 2023, there were 50,790,903 shares of Ashland Common Stock outstanding. None of the listed individuals owned more than 1% of Ashland’s Common Stock outstanding as of November 30, 2023. Shares deemed to be beneficially owned are included in the number of shares of common stock outstanding on November 30, 2023, for computing the percentage ownership of the applicable person and the group, but shares are not deemed to be outstanding for computing the percentage ownership of any other person.

(1)
Includes shares of Ashland Common Stock held under the Employee Savings Plan by executive officers: as to Mr. Willis, 35,125 shares; and as to all executive officers as a group, 43,830 shares. Participants can vote the Employee Savings Plan shares.
(2)
Includes grants of restricted stock units, common stock units and/or restricted stock equivalents held by executive officers in the Ashland Common Stock Fund under Ashland’s non-qualified Deferred Compensation Plan for Employees (the “Employees’ Deferral Plan”) or by directors under the non-qualified Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Deferral Plan”): as to Mr. Bishop 1,343 common stock units; as to Ms. Teal, 13,002 common stock units; as to Mr. Willis, 29,668 restricted stock units; as to Mr. Chong, 1,441 restricted stock units; and as to all directors and executive officers as a group, 46,762 units. Mr. Cummins, as a non-U.S. resident, is not eligible to defer U.S.-based compensation and therefore holds 24,593 restricted stock units, payable solely in cash, directly and not through the Directors’ Deferral Plan.
(3)
Includes 6,868 restricted stock units that Mr. Chong has the right to acquire beneficial ownership of within 60 calendar days after November 30, 2023.
(4)
Includes restricted shares held by each non-employee director, with the exception of Mr. Cummins (as discussed in footnote 2 above): as to Ms. Teal, 22,831 shares; as to Mr. Ihlenfeld, 13,062 shares; as to Mr. Peribere, 10,415 shares; as to Mr. Bishop, 1,922 shares, as to Ms. Main, 11,312 shares, as to Ms. Harrison, 1,922 shares and as to Mr. Joseph, 3,919 shares.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors and executive officers and persons who beneficially own more than 10 percent of the registered class of the Company’s equity securities to file with the SEC, reports of ownership and reports of changes in ownership of such securities.

Based on the Company’s knowledge of stock transactions, its review of copies of reports filed under Section 16(a) and written representations furnished to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and more than 10 percent beneficial owners were complied with for the fiscal year ended September 30, 2023, except for the (i) Form 4 to report the November 13, 2022 vesting of RSUs for Yvonne Winkler, (ii) Form 4s to report the November 17, 2023 vesting of RSUs for Ashok Kalyana, Eileen Drury, Eric Boni, Guillermo Novo, J. Kevin Willis, Min Chong, Osama Musa and Yvonne Winkler, (iii) Form 4 to report the vesting of restricted stock equivalents for Xiao Lan Wang, and (iv) Form 4s to report director fee deferrals for Janice Teal and Steven Bishop.

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PROXY STATEMENT

ASHLAND INC.

Annual Meeting on January 23, 2024

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What matters will be voted on at the Annual Meeting?

A:	(1)	The election of nine directors to hold office until the next annual meeting of stockholders and until each of their successors have been elected and qualified;

	(2)	Ratification of Ernst & Young LLP (“EY”) as Ashland’s independent registered public accountants for fiscal 2024; and

	(3)	A non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers.

Q:	Why am I receiving this Proxy Statement?
A:

Ashland is delivering this Proxy Statement and the accompanying proxy materials to you in connection with the solicitation of proxies by and on behalf of your Board of Directors, for use at the Annual Meeting, which will take place on Tuesday, January 23, 2024, and at any adjournments and postponements thereof. This Proxy Statement is intended to assist you in making an informed vote on the proposals described in this Proxy Statement. On behalf of our Board of Directors, we are making these materials available to you beginning on or around December 11, 2023, in connection with the solicitation of proxies.

Q:	What are the recommendations of the Board of Directors?

A:	Your Board of Directors recommends that you vote your shares as follows:

•
FOR the election of the directors nominated by your Board of Directors;
•
FOR the ratification of EY as Ashland’s independent registered public accountants for fiscal year 2024; and
•
FOR the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers.

Q:	Who may vote at the Annual Meeting?

A:

Stockholders of Ashland at the close of business on November 30, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 50,790,903 shares of Common Stock of Ashland (“Ashland Common Stock”) outstanding. Each share of Ashland Common Stock is entitled to one vote.

Q:	Who can attend the Annual Meeting?

A:

All Ashland stockholders on the Record Date are invited to attend the Annual Meeting which will be conducted exclusively as a “virtual meeting” of stockholders via online live webcast. There will be no physical location for the meeting. You will be able to attend and listen to the meeting live, submit questions and vote online during the meeting by visiting www.proxydocs.com/ASH. To participate in the Annual Meeting, you will need to register in advance at www.proxydocs.com/ASH prior to the deadline of 10:00 a.m. (EST) on January 23, 2024. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will also permit you to submit questions.

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Q:	Why did I receive the Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

A:

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including the Notice of Annual Meeting of Stockholders and Proxy Statement, together with our 2023 Annual Report, by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they have specifically requested them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to stockholders starting on or around December 11, 2023.

Q:	How do I access the proxy materials?

A:

The Notice will provide you with instructions regarding how to view Ashland’s proxy materials for the Annual Meeting and the 2023 Annual Report on the Internet. The Notice also instructs you on how you may submit your vote. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	What shares are included on the proxy card?

A:

If you are a registered stockholder of Ashland as of the Record Date, the proxy card represents all shares of Ashland Common Stock that are registered in your name as well as any shares you hold in the dividend reinvestment plan (the “DRP”) administered by EQ Shareowner Services (“EQ”) for investors in Ashland Common Stock and in the Employee Savings Plan, the Union Plan or the ISP Plan. If your shares are held through a broker, bank or other nominee, your broker, bank or other nominee has enclosed a voting instruction form for you to use to direct it how to vote the shares held by such broker, bank or other nominee. Please return your completed voting instruction form to your broker, bank or other nominee. If your broker, bank or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.

Q:	What does it mean if I receive more than one proxy card on or about the same time?

A:

It generally means that you hold shares registered in more than one account. In order to vote all of your shares, please sign, date and return each proxy card or voting instruction form in the postage-paid envelope provided or, if you vote via the Internet or telephone, please be sure to vote using each proxy card or voting instruction form you receive.

Q:	How do I vote my shares?

A:

We encourage all stockholders to submit proxies in advance of the Annual Meeting by telephone, by Internet or by mail. Sending your proxy by any of these methods will not affect your right to attend and vote at the Annual Meeting electronically or by executing a proxy designating a representative to vote for you electronically at the Annual Meeting.

If you are a registered stockholder as of the Record Date, you can vote by (i) following the instructions on the Notice or proxy card to vote by telephone or Internet, (ii) signing, dating and mailing your proxy card or (iii) attending and voting electronically at the Annual Meeting.

If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Q:	How do I vote my shares in the DRP?

A:

The proxy card represents all shares of Ashland Common Stock that are registered in your name as well as any shares you hold in the DRP administered by EQ for investors in Ashland Common Stock. Therefore, you may vote your DRP shares (together with your shares of Ashland Common Stock) by (i) attending and voting electronically at the Annual Meeting, (ii) following the instructions on the Notice or proxy card to vote by telephone or Internet or (iii) signing, dating and mailing your proxy card.

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Q:	How will the Trustee of the Employee Savings Plan, the Union Plan and the ISP Plan vote?

A:

Each participant in the Employee Savings Plan, the Union Plan, or the ISP Plan may instruct the Trustee on how to vote the shares of Ashland Common Stock credited to the participant’s account in each plan. In the case of the Union Plan or the ISP plan, such instructions will additionally be applied to a proportionate number of shares of Ashland Common Stock held in all other plan participants’ accounts for which voting instructions are not timely received by the Trustee (the “non-directed shares”). In the case of the Employee Savings Plan, each participant may separately instruct the Trustee on how to vote a proportionate number of non-directed shares. Each participant who gives the Trustee any such instruction acts as a named fiduciary for the applicable plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Your vote must be received by the plan tabulator, before 5:00 p.m. (EST) on Friday, January 19, 2024. You may not vote your shares in such plans at the Annual Meeting.

Q:	Can I change my vote once I vote by mail, by telephone or over the Internet?

A:

Yes. You have the right to change or revoke your proxy (1) at any time before the Annual Meeting by (a) notifying Ashland’s Secretary in writing at 8145 Blazer Drive, Wilmington, DE 19808, (b) returning a later dated proxy card or (c) entering a later dated telephone or Internet vote; or (2) by voting electronically during the Annual Meeting after registering at www.proxydocs.com/ASH. Any changes or revocations of voting instructions to the Trustee of the Employee Savings Plan, the Union Plan, or the ISP Plan must be received by the plan tabulator, before 5:00 p.m. (EST) on Friday, January 19, 2024.

Q:	Who will count the vote?

A:	Representatives of Mediant Communications will tabulate the votes and will act as the inspector of election.

Q:	What constitutes a quorum?

A:

As of the Record Date, 50,790,903 shares of Ashland Common Stock were outstanding and entitled to vote. A majority of the shares issued and outstanding and entitled to be voted thereat must be present electronically at the Annual Meeting or by proxy to constitute a quorum to transact business at the Annual Meeting. If you vote electronically at the Annual Meeting, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (if any), as described below, will be treated as present for the purpose of determining a quorum.

Q:	What vote is required for approval of each matter to be considered at the Annual Meeting?

A:	(1)

Election of Directors — Under Article V of Ashland’s Certificate of Incorporation (the “Certificate”), the affirmative vote of a majority of votes cast with respect to each director nominee is required for the nominee to be elected. A majority of votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee.

	(2)	Ratification of independent registered public accountants — The appointment of EY will be ratified if votes cast in its favor exceed votes cast against it.

	(3)

Non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers — The non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers, will be approved if the votes cast in its favor exceed the votes cast against it.

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Q:	What is a broker non-vote?

A:

A broker non-vote occurs when brokers, banks or other nominees holding shares for a beneficial owner have discretionary authority to vote on “routine” matters brought before a stockholder meeting, but the beneficial owner of the shares fails to provide the broker, bank or other nominee with specific instructions on how to vote any “non-routine” matters brought to a vote at the stockholders meeting.

The only proposal that would be considered “routine” is the proposal for the ratification of the appointment of EY as Ashland’s independent registered public accountants for fiscal 2024. A broker, bank or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include the election of directors and the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers.

Consequently, if you do not submit any voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may exercise its discretion to vote your shares on the proposal to ratify the appointment of EY. If your shares are voted on this proposal as directed by your broker, bank or other nominee, your shares will constitute broker non-votes on each of the other proposals. Broker non-votes will count for purposes of determining whether a quorum exists but will not be counted as votes cast with respect to such proposals.

Q:	How will my shares be voted if I submit a proxy card but do not specify how I want to vote?

A:

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, Guillermo Novo or Robin E. Lampkin, as individuals named on the proxy card, will vote in line with the Board’s recommendations with respect to any such proposal, i.e., (i) FOR the election of the nine director nominees, (ii) FOR the ratification of EY, and (iii) FOR the non-binding advisory resolution approving the compensation paid to Ashland’s named executive officers.

As of the date of this Proxy Statement, your Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of Mr. Novo and Ms. Lampkin, as the individuals to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.

Q:	How will broker non-votes and abstentions be treated?

A:

Ashland will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as entitled to vote on any “non-routine” matters. This means that broker non-votes will have no effect on whether any of the proposals pass. Abstentions will also be treated as present for the purpose of determining quorum, but as unvoted shares for the purpose of determining the approval of the election of directors, the ratification of EY and the approval, on a non-binding advisory basis, of the compensation paid to Ashland’s named executive officers.

Accordingly, we urge you to promptly give instructions to your broker to vote FOR your Board’s nominees by using the voting instruction card provided to you by your custodian.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results based on our proxy solicitor’s advice at the Annual Meeting. We expect to report the final results based on the report of Mediant Communications on a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. You can obtain a copy of the Form 8-K from our website at http://investor.ashland.com, by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room or through the SEC’s EDGAR system at http://www.sec.gov.

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Q:	Who can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

A:	Please contact Alliance Advisors, LLC, the firm assisting us in the solicitation of proxies, toll-free at 1 (855) 973-0095.

Important Notice regarding the availability of Proxy Materials for the

Annual Meeting to be held on January 23, 2024.

This Proxy Statement and Ashland’s 2023 Annual Report to Stockholders are available at

www.proxydocs.com/ASH.

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MISCELLANEOUS

PROXY SOLICITATION

Ashland is soliciting the proxies to which this Proxy Statement relates. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview and all costs of soliciting proxies on behalf of Ashland, including the cost of preparing and mailing the Notice and this Proxy Statement and any accompanying material, will be borne by Ashland. Expenses associated with this solicitation which will be borne by Ashland may also include charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may also be made by personal interview, mail, telephone, facsimile, email or otherwise by directors, officers and other employees of Ashland, but Ashland will not additionally compensate its directors, officers or other employees for these services.

Copies of proxy materials and the 2023 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners.

Ashland is paying the costs of the solicitation of proxies. Ashland must also pay brokerage firms, and other persons representing beneficial owners of shares held in street name, certain fees associated with forwarding proxy materials by mail to beneficial owners and obtaining beneficial owners’ voting instructions.

Ashland has engaged Alliance Advisors, LLC to act as Ashland’s proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. Pursuant to Ashland’s agreement with Alliance Advisors, LLC, it will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from Ashland’s stockholders on Ashland’s behalf in connection with the Annual Meeting. For these services, Ashland will pay a fee of up to $13,000 plus expenses. Ashland has agreed to indemnify Alliance Advisors, LLC against certain liabilities relating to, or arising out of, its engagement.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Stockholders interested in presenting a proposal for consideration at the 2025 Annual Meeting may do so by following the procedures prescribed in SEC Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and Ashland’s By-laws. To be eligible for inclusion in the Proxy Statement for the 2025 Annual Meeting, stockholder proposals must be received by Ashland’s Secretary no later than August 8, 2024.

Ashland’s By-laws provide that for business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice (as specified below) to the Secretary of Ashland not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made (the “By-law Notice Deadline”). The first public disclosure of that date may be a press release or in a public filing with the SEC. Such notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•
the name and address of each stockholder proposing such business, as they appear on Ashland’s books;
•
as to each stockholder proposing such business, the name and address of any Stockholder Associated Person;
•
as to each stockholder proposing such business and any Stockholder Associated Person, the Stockholder Information;
•
a representation that each such stockholder is a holder of record of stock of Ashland entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business;
•
a brief description of the business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend Ashland’s By-laws, the text of the proposed amendment) and the reasons for conducting such business at the meeting;
•
any material interest of the stockholder and any Stockholder Associated Person in such business;
•
a representation as to whether such stockholder intends (i) to deliver a proxy statement and form of proxy to holders of at least the percentage of Ashland’s outstanding capital stock required to approve or adopt such business or (ii) otherwise to solicit proxies from the stockholders in support of such business;
•
all other information that would be required to be filed with the SEC if the stockholder or any Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and
•
a representation that the stockholder shall provide any other information reasonably requested by Ashland.

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Ashland’s By-laws further provide that no business shall be conducted at any annual meeting except in accordance with the foregoing procedures and that the chair of any such meeting may refuse to permit any business to be brought before an annual meeting that is not made in compliance with the procedures described above or if the stockholder fails to comply with the representations set forth in the notice.

For any stockholder proposal that is not submitted for inclusion in next year’s proxy statement pursuant to SEC Rule 14a-8, but is instead sought to be considered as timely and presented directly at the 2025 Annual Meeting, SEC rules permit management to vote proxies in its discretion if: (1) Ashland receives written notice of the proposal before the By-law Notice Deadline, and Ashland advises stockholders in the 2025 Annual Meeting Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) Ashland does not receive notice of the proposal prior to the By-law Notice Deadline.

OTHER MATTERS

As of the date of this Proxy Statement, Ashland does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this Proxy Statement. In the event that any additional matter is properly brought before the meeting for stockholder action, properly voted proxies will be voted in accordance with the judgment of the named proxies.

Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (1) by telephone or over the Internet following the instructions on the Notice or proxy card or (2) by signing, dating and returning your proxy card.

If you have any questions or require any assistance with voting your shares, please contact Ashland’s proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive

3rd Floor

Bloomfield, NJ 07003

Toll-Free: 855-973-0095

Email: ASH@allianceadvisors.com

Your cooperation in giving this matter your prompt attention is appreciated.

ROBIN E. LAMPKIN
Senior Vice President, General Counsel
and Secretary

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APPENDIX A

USE OF NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

Use of Non-GAAP Financial Measures

Ashland has included within this document the following non-GAAP financial measures, on both a consolidated and reportable segment basis, which are not defined within U.S. GAAP and do not purport to be alternatives to net income or cash flows from operating activities as a measure of operating performance or cash flows:

•
EBITDA—net income (loss), plus income tax expense (benefit), net interest and other financing expenses, and depreciation and amortization.
•
Adjusted EBITDA—EBITDA adjusted for noncontrolling interests, discontinued operations, net gain (loss) on acquisitions and divestitures, other income and (expense) and key items (including the remeasurement gains and losses related to pension and other postretirement plans).
•
Adjusted EBITDA margin—Adjusted EBITDA, which include pro-forma adjustments, divided by sales.
•
Adjusted diluted earnings per share (EPS)—income (loss) from continuing operations, adjusted for key items, net of tax, divided by the average outstanding diluted shares for the applicable period.
•
Adjusted diluted earnings per share (EPS) excluding intangibles amortization expense—Adjusted earnings per share adjusted for intangible amortization expense net of tax, divided by the average outstanding diluted shares for the applicable period.

Management believes the use of EBITDA and Adjusted EBITDA measures on a consolidated and reportable segment basis assists investors in understanding the ongoing operating performance by presenting comparable financial results between periods. Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

The Adjusted diluted EPS metric enables Ashland to demonstrate what effect key items have on an earnings per diluted share basis by taking income (loss) from continuing operations, adjusted for key items after tax that have been identified in the Adjusted EBITDA table, and dividing by the average outstanding diluted shares for the applicable period. Ashland’s management believes this presentation is helpful to illustrate how the key items have impacted this metric during the applicable period.

The Adjusted diluted EPS, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangible amortization expense on EPS, in addition to the key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

These non-GAAP financial measures should be considered supplemental in nature and should not be construed as more significant than comparable measures defined by U.S. GAAP. Limitations associated with the use of these non-GAAP financial measures include that these measures do not present all of the amounts associated with our results as determined in accordance with U.S. GAAP. The non-GAAP measures provided are used by Ashland management and may not be determined in a manner consistent with the methodologies used by other companies. EBITDA and Adjusted EBITDA provide a supplemental presentation of Ashland’s operating performance on a consolidated and reportable segment basis. Adjusted EBITDA generally includes adjustments for items that impact comparability between periods.

Business Unit EBITDA and Adjusted EBITDA

The EBITDA and Adjusted EBITDA amounts presented for each business unit are provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for each segment. Each of these non-GAAP financial measures is defined as follows: EBITDA (operating income plus depreciation and amortization) and Adjusted EBITDA (EBITDA adjusted for key items, which may include pro forma effects for significant acquisitions or divestitures, as applicable). Ashland does not allocate items to each reportable segment below operating income, such as interest expense and income taxes. As a result, business unit EBITDA and Adjusted EBITDA are reconciled directly to operating income since it is the most directly comparable Statements of Consolidated Comprehensive Income caption.

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Non-GAAP Reconciliations

Ashland Inc. And Consolidated Subsidiaries

RECONCILIATION OF NON-GAAP—ADJUSTED

EBITDA

(In millions)	2023	2022	2021
Net income	$178	$927	$220
Income tax expense (benefit)	(8)	25	(38)
Net interest and other financing expense	6	149	56
Depreciation and amortization	243	241	244
EBITDA	419	1,342	482
Income from discontinued operations (net of taxes)	(10)	(746)	(47)
Key items included in EBITDA:
Restructuring, separation and other costs	10	5	10
Environmental reserve adjustments	56	53	43
Income on acquisitions and divestitures, net	(6)	(42)	(11)
Inventory adjustments	-	-	4
Asset impairments	4	-	13
ICMS Brazil tax credit	(12)	-	-
Loss (gain) on pension and other postretirement plan remeasurements	(2)	(22)	1
Total key items included in EBITDA	50	(6)	60
Adjusted EBITDA(a)	$459	$590	$495
Total key items included in EBITDA	$50	$(6)	$60
Accelerated amortization of debt issuance costs	-	-	1
Debt refinancing costs(b)	-	-	16
Unrealized (gain) loss on securities	(29)	102	(21)
Total key items, before tax	$21	$96	$56

(a)
Includes $12 million, $7 million and $6 million during 2023, 2022 and 2021, respectively, of net periodic pension and other postretirement expense recognized ratably through the fiscal year. These expenses are comprised of service cost, interest cost, expected return on plan assets, and amortization of prior service credit.
(b)
Debt refinancing costs during 2021 included a $16 million loss on early retirement of debt and a $1 million charge for accelerated debt issuance costs. Debt refinancing costs during 2020 included $59 million loss on early retirement of debt. All debt refinancing costs were recorded within the net interest and other financing expense caption on the Statements of Consolidated Comprehensive Income (Loss).

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Diluted EPS and Adjusted Diluted EPS

The following table reflects the U.S. GAAP calculation for the income (loss) from continuing operations adjusted for the cumulative diluted EPS effect for key items after tax that have been identified in the Adjusted EBITDA table in the previous section. Key items are defined as the financial effects from significant transactions that may have caused short-term fluctuations in net income and/or operating income which Ashland believes do not accurately reflect Ashland’s underlying business performance and trends. The Adjusted Diluted EPS for the income (loss) from continuing operations and Adjusted Diluted EPS from continuing operations excluding intangibles amortization expense in the following table have been prepared to illustrate these ongoing effects on Ashland’s operations. Management believes investors and analysts use this financial measure in assessing Ashland’s business performance and that presenting this non-GAAP measure on a consolidated basis assists investors in better understanding Ashland’s ongoing business performance and enhancing their ability to compare period-to-period financial results.

	2023	2022	2021
Diluted EPS from continuing operations (as reported)	$3.13	$3.20	$2.82
Key items, before tax:
Restructuring, separation and other costs (including accelerated depreciation)	0.19	0.09	0.16
Environmental reserve adjustments	1.04	0.95	0.70
Income on acquisitions and divestitures, net	(0.11)	(0.75)	(0.18)
Inventory adjustments	-	-	0.07
Asset impairments	0.08	-	0.21
ICMS Brazil tax credit	(0.22)	-	-
Loss (gain) on pension and other postretirement plan remeasurements	(0.04)	(0.40)	0.02
Unrealized (gain) loss on securities	(0.54)	1.82	(0.34)
Accelerated amortization of debt issuance costs	-	-	0.02
Debt refinancing costs	-	-	0.26
Key items, before tax	0.40	1.71	0.92
Tax effect of key items(a)	(0.02)	(0.38)	(0.18)
Key items, after tax	0.38	1.33	0.74
Tax specific key items:
Uncertain tax positions	(0.60)	(0.15)	(0.87)
Restructuring and separation activity	—	0.06	(0.21)
Valuation allowance	(0.12)	(0.07)	-
Other tax reform related activity	(0.11)	-	0.10
Tax specific key items(b)	(0.83)	(0.16)	(0.98)
Total key items	(0.45)	1.17	(0.24)
Adjusted diluted EPS from continuing operations (non-GAAP)	$2.68	$4.37	$2.58
Amortization expense adjustment (net of tax)(c)	1.39	1.33	1.17
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$4.07	$5.70	$3.75

(a)
Represents the diluted EPS impact from the tax effect of the key items that are previously identified above.

(b)
Represents the diluted EPS impact from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items. For additional explanation of these tax specific key items, see the income tax expense (benefit) discussion within the following caption review section.
(c)
Amortization expense adjustment (net of tax) tax rates were 20.0% for the years ended2023, 2022 and 2021, respectively.

EBITDA and Adjusted EBITDA reconciliation—Life Sciences

The EBITDA and Adjusted EBITDA amounts presented within this business section are provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for each segment. Each of these non-GAAP measures is defined as follows: EBITDA (operating income plus depreciation and amortization), Adjusted EBITDA (EBITDA adjusted for key items as applicable), and Adjusted EBITDA margin (Adjusted EBITDA divided by sales). Ashland does not allocate items to each reportable segment below operating income, such as interest expense and income taxes. As a result, reportable segment EBITDA and Adjusted EBITDA are reconciled directly to operating income since it is the most directly comparable Statements of Consolidated Comprehensive Income (Loss) caption.

The following EBITDA presentation for the years ended September 30, 2023, 2022 and 2021, is provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for the results of Life Sciences.

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	Life Sciences
(In millions)	2023	2022	2021
Operating income	$172	$155	$130
Depreciation and amortization	69	63	64
EBITDA	241	218	194
Restructuring and other costs	4	-	-
Environmental reserve adjustments	2	-	1
Adjusted EBITDA	$247	$218	$195

EBITDA and Adjusted EBITDA reconciliation—Personal Care

The following EBITDA presentation (as defined and described in the section above) for the years ended September 30, 2023, 2022 and 2021, is provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for the results of Personal Care.

	Personal Care
(In millions)	2023	2022	2021
Operating income	$52	$102	$73
Depreciation and amortization	85	84	81
EBITDA	137	186	154
Inventory adjustment	-	-	4
Asset impairment	-	-	3
Inventory control measures	-	-	-
Adjusted EBITDA	$137	$186	$161

EBITDA and adjusted EBITDA reconciliation — Specialty Additives

The following EBITDA presentation (as defined and described in the section above) for the years ended September 30, 2023, 2022 and 2021 below is provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for the results of Specialty Additives.

	Specialty Additives
(In millions)	2023	2022	2021
Operating income	$10	$103	$61
Depreciation and amortization(a)	76	81	85
EBITDA	86	184	146
Asset impairment	4	-	10
Environmental reserve adjustments	4	1	2
Adjusted EBITDA	$94	$185	$158

EBITDA and Adjusted EBITDA reconciliation—Intermediates

The following EBITDA presentation (as defined and described in the section above) for the years ended 2023, 2022 and 2021 is provided as a means to enhance the understanding of financial measurements that Ashland has internally determined to be relevant measures of comparison for the results of Intermediates.

	Intermediates
(In millions)	2023	2022	2021
Operating income	$50	$87	$35
Depreciation and amortization	13	13	13
EBITDA	63	100	48
Adjusted EBITDA	$63	$100	$48

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Ashland Inc. and Consolidated Subsidiaries

RECONCILIATION OF OTHER NON-GAAP DATA

(Preliminary and unaudited)

ADJUSTED EBITDA USED FOR INCENTIVE COMPENSATION

(In millions)	2023	2022	2021
Adjusted EBITDA	$459	$590	$495
Management Exceptions(1)	(7)	35	73
Adjusted EBITDA used for incentive compensation	$452	$625	$568

(1)
Includes exceptions for foreign currency exchange and environmental expense.

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FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies, cost savings and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); execution risks associated with our growth strategies; the competitive nature of our business; severe weather, natural disasters, public health crises, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the ongoing Ukraine/Russia and Israel/Hamas conflict on the geographies in which Ashland operates, the end markets Ashland serves and on Ashland’s supply chain and customers; and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this Proxy Statement whether as a result of new information, future events or otherwise.

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YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ASH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-390-5364 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/ASH Ashland Inc. Annual Meeting of Stockholders For Stockholders of record as of November 30, 2023 DATE: Tuesday, January 23, 2024 TIME: 10:30 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ASH for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Guillermo Novo and Robin E. Lampkin (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ashland Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the "Plans"), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 5:00 P.M., Eastern Time, January 19, 2024, or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Ashland Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. The election of 9 director nominees FOR AGAINST ABSTAIN 1.01 Steven D. Bishop #P2# #P2# #P2# FOR 1.02 Sanat Chattopadhyay FOR 1.03 Suzan F. Harrison FOR 1.04 Wetteny Joseph FOR 1.05 Susan L. Main FOR 1.06 Guillermo Novo FOR 1.07 Sergio Pedreiro FOR 1.08 Jerome A. Peribere FOR 1.09 Janice J. Teal FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for fiscal 2024. FOR 3. To consider and vote upon a non-binding advisory resolution approving the compensation paid to the Company's named executive officers. FOR 4. To consider any other business properly brought before the Annual Meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/ASH Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date